Exhibit 99.1
FOURTH QUARTER 2005
Supplemental Operating and Financial Data
All dollar amounts shown in this report are unaudited, except for the December 31, 2004 Consolidated Balance Sheet.
This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy securities of Equity Office. Any offers to sell or solicitations to buy securities of Equity Office shall be made only by means of a prospectus approved for that purpose.

Equity Office Properties Trust

December 31, 2005

PAGE
Corporate Data

Overview	1
Board of Trustees / Executive Officers / Equity Research Coverage / Company Information / Senior Unsecured Debt Ratings / Tentative Conference Call Dates	2
Quarterly Events	3-6

Financial Information

Key Data	7-9
Press Release	10
Consolidated Statements of Operations	11
Consolidated Balance Sheets	12
Consolidated Statements of Cash Flows	13-14
Reconciliation of Net Income to Funds From Operations (“FFO”)	15-16
Segment Information	17
Statements of Discontinued Operations	18
Earnings Per Share	19
Net Free Cash Flow	20
Same Store Portfolio Segment Results	21
Property Joint Venture Information	22
Developments	23
Fixed and Variable Rate Consolidated Debt	24
Debt Summary	25-27
Debt Maturity and Mandatorily Redeemable Preferred Shares	28
Tenant Improvements and Leasing Costs	29
Tenant Improvements, Leasing Costs and Capital Improvements	30
Portfolio Summary	31

Total Office Portfolio Data

Gross Leasing Summary	32
Occupancy Summary	33
25 Largest Tenants	34
Lease Expiration Schedule	35-37
Rent Expiration by Market 2006 to 2008	38
Lease Distribution by Size	39
Distribution by Industry	40

Forward-Looking Statements	41

Equity Office Properties Trust
Corporate Data
December 31, 2005

Equity Office Properties Trust
Overview
December 31, 2005
Equity Office
     The use of the word “Equity Office” in this Supplemental Operating and Financial Data Report refers to Equity Office Properties Trust and its subsidiaries, including EOP Operating Limited Partnership (“EOP Partnership”), except where the context otherwise requires.
     Equity Office is the largest publicly traded owner and manager of office properties in the United States based upon equity market capitalization and square footage. At December 31, 2005, Equity Office had a national office portfolio comprised of whole or partial interests in 622 office buildings comprising 111.5 million square feet in 16 states and the District of Columbia (“Total Office Portfolio”). Equity Office owned buildings in 22 markets and in 101 submarkets, enabling it to provide premium office space for a wide range of local, regional and national customers.
     Equity Office employs approximately 2,300 employees who provide real estate management, leasing, legal, financial and accounting, acquisition, disposition and marketing expertise throughout the portfolio.
     Equity Office’s Total Office Portfolio consists of 622 office buildings comprising 111.5 million square feet. Excluding partial interests not owned by Equity Office in certain properties owned in joint ventures, Equity Office’s share of the Total Office Portfolio is 101.7 million square feet and is referred to as the “Effective Office Portfolio”. The Effective Office Portfolio represents Equity Office’s economic interest in the office properties from which Equity Office derives the net income it recognizes in accordance with GAAP. The Effective Office Portfolio square feet of 101.7 million has not been reduced to reflect Equity Office’s minority interest partners’ share of EOP Partnership. Properties that have been taken out of service and properties under development are not included in the definition of Effective Office Portfolio. Throughout this report, information is disclosed for both the Total Office Portfolio and the Effective Office Portfolio. The table below shows the property statistics for each portfolio.

		Total Office Portfolio		Effective Office Portfolio
	Number	Occupied		Occupied
As of December 31, 2005	of Buildings	Square Feet	Square Feet	Square Feet	Square Feet

Wholly-Owned Properties	562	77,309,801	85,927,640	77,309,801	85,927,640
Consolidated Joint Ventures	22	10,585,857	11,143,588	9,529,373	9,983,557
Unconsolidated Joint Ventures	38	12,990,416	14,437,825	5,146,371	5,797,094

Total	622	100,886,074	111,509,053	91,985,545	101,708,291

Weighted Average Occupancy		90.5%		90.4%

Weighted Average Leased		91.8%		91.9%

	Property Net Operating Income ("NOI") for the three months ended December 31, 2005 (a)
	Unencumbered	Encumbered	Total
	(Dollars in thousands)

Consolidated Properties	$351,588	$80,651	$432,239
Unconsolidated Joint Ventures	16,345	14,929	31,274

Total	$367,933	$95,580	$463,513

Percentage of Total NOI	79%	21%	100%

Effective Office Portfolio Concentration
		Based on Property
		Net Operating Income
		for the three months ended
	Based on	December 31, 2005
	Square Feet	for Properties Owned as of
Location	as of December 31, 2005	December 31, 2005 (a)(b)

CBD	39.4%	45.7%
Suburban	60.6%	54.3%

Total	100.0%	100.0%

	Effective Office Portfolio Summary
		Percent of Property
		Net Operating Income
		for the three months ended
		December 31, 2005
	Percent of Square Feet	for Properties Owned as of
Strategic Markets	as of December 31, 2005	December 31, 2005 (a)(b)

Boston	11.4%	14.0%
San Francisco	9.3%	10.9%
Los Angeles	7.2%	9.5%
New York	5.3%	8.9%
San Jose	6.4%	8.8%
Seattle	8.6%	7.6%
Washington D.C.	6.0%	7.6%
Chicago	10.3%	6.9%
Atlanta	6.9%	4.6%
Orange County	5.9%	4.5%
Portland	4.1%	2.8%
Denver	4.5%	2.4%
Sacramento	2.4%	2.0%
Stamford	1.6%	1.9%
Oakland-East Bay	2.3%	1.9%
Austin	2.8%	1.9%
San Diego	1.8%	1.7%

Total	96.7%	97.8%

(a)	Property NOI represents Property NOI from Continuing Operations (refer to page 17 of this Supplemental Operating and Financial Data Report) and Property NOI from Unconsolidated Joint Ventures.
(b)	Based on Equity Office’s share of consolidated and unconsolidated NOI, and 100% of NOI from wholly-owned properties owned and in service as of December 31, 2005 for the three months ended December 31, 2005.

Equity Office Properties Trust
December 31, 2005

Board of Trustees

Samuel Zell Chairman of the Board of Trustees	James D. Harper, Jr. Trustee	Stephen I. Sadove Trustee

Marilyn A. Alexander	Richard D. Kincaid	Sally Susman
Trustee	Trustee	Trustee

Thomas E. Dobrowski	David K. McKown	Jan H.W.R. van der Vlist
Trustee	Trustee	Trustee

William M. Goodyear	Sheli Z. Rosenberg
Trustee	Trustee

Executive Officers

Richard D. Kincaid	Peyton H. Owen, Jr.
President and	Executive Vice President and
Chief Executive Officer	Chief Operating Officer

Debra L. Ferruzzi	Stanley M. Stevens
Executive Vice President -	Executive Vice President,
Corporate Strategy	Chief Legal Counsel and Secretary

Jeffrey L. Johnson	Marsha C. Williams
Executive Vice President and	Executive Vice President and
Chief Investment Officer	Chief Financial Officer

Lawrence J. Krema	Robert J. Winter, Jr.
Executive Vice President -	Executive Vice President -
Human Resources and Communications	Development and Joint Venture Management

Equity Research Coverage

Art Havener / David AuBuchon	Lou Taylor / John Perry	Anthony Paolone / Mike Mueller	Gregory Whyte / David Cohen
A.G. Edwards & Sons, Inc.	Deutsche Banc	J.P. Morgan Securities	Morgan Stanley Dean Witter & Co., Inc.
314.955.3436 / 314.955.5452	212.250.4912 / 212.250.5182	212.662.6682 / 212.622.6689	212.761.6331 / 212.761.8564

Ross Nussbaum / John Kim	Kevin Lampo	John Guinee / David Fick	James Sullivan / James Feldman
Banc of America Securities	Edward D. Jones & Company	Stifel Nicolaus	Prudential Equity Group, L.L.C.
212.847.5668 / 212.847.5761	314.515.5253	410.454.5018 / 410.454.5520	212.778.2515 / 212.778.1724

Ross Smotrich / Jeff Langbaum	Carey Callaghan / Jay Habermann	David Harris	Paul Puryear / William Crow
Bear, Stearns & Co.	Goldman Sachs	Lehman Brothers, Inc.	Raymond James & Associates, Inc.
212.272.8046 / 212.272.4201	212.902.4351 / 917.343.4260	212.526.1790	727.567.2253 / 727.567.2594

Jonathan Litt / Jordan Sadler	James Sullivan / Michael Knott	Steve Sakwa / Brian Legg / Ian Weissman	Jay Leupp
Citigroup	Green Street Advisors	Merrill Lynch & Company, Inc.	RBC Capital Markets
212.816.0231 / 212.816.0438	949.640.8780	212.449.0335 / 212.449.1153 / 212.449.6255	415.633.8558 / 415.633.8588
Any opinions, estimates, forecasts or predictions regarding Equity Office’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Equity Office or its management. Equity Office does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Company Information

Corporate Headquarters	Trading Symbol	Investor Relations	Contact	Information Requests
Two North Riverside Plaza Suite 2100 Chicago, IL 60606 312.466.3300	Common Shares: EOP Series B Preferred Shares: EOPPRB Series G Preferred Shares: EOPPRG Stock Exchange Listing	Equity Office Properties Trust Two North Riverside Plaza, Suite 2100 Chicago, IL 60606 Telephone: 800.692.5304	Beth Coronelli Senior Vice President - Investor Relations Telephone: 312.466.3286 Fax: 312.930.4486	To request an Investor Relations package, annual report, or to be added to our email list, please contact: Tina Royse at 312.466.3924
	New York Stock Exchange		InvestorRelations@equityoffice.com	tina_royse@equityoffice.com

Toll free within Canada and the United States: 800.692.5304

Senior Unsecured Debt Ratings

Moody’s: Standard & Poor’s: Fitch:	Baa2 BBB BBB

Tentative Conference Call Dates

1st Qtr 2006	May 2, 2006
2nd Qtr 2006	August 1, 2006
3rd Qtr 2006	October 31, 2006

Equity Office Properties Trust
Quarterly Events
December 31, 2005

				Total Office Portfolio
				and Effective Office Portfolio
			Number	Purchase Price
Property	Location	Acquisition Date	of Buildings	(in thousands)	Square Feet
Acquisitions during the year ended December 31, 2005:

Total for the nine months ended September 30, 2005 (a):			30	$1,066,538	2,417,738

During the fourth quarter 2005:
300 W. 6th Street	Austin, TX	10/4/2005	1	131,685	446,637
Waterfall Towers (b)	Santa Rosa, CA	10/11/2005	3	16,800	90,671
Redwood Business Park I (b)	Petaluma, CA	10/28/2005	4	16,531	101,201
Redwood Business Park II (b)	Petaluma, CA	10/28/2005	5	29,781	169,389
Redwood Business Park V (b)	Petaluma, CA	10/28/2005	1	9,640	57,587
Fountaingrove I	Santa Rosa, CA	10/28/2005	1	9,872	37,428
Redwood Business Park III (including vacant land) (b)	Petaluma, CA	11/2/2005	2	26,648	144,000
Redwood Business Park IV (including vacant land) (b)	Petaluma, CA	11/2/2005	1	13,750	66,656
Parkpoint Business Center (b)	Santa Rosa, CA	11/2/2005	5	11,225	67,869
211 Perimeter Center	Atlanta, GA	11/10/2005	1	43,500	225,447
Great Hills Plaza	Austin, TX	12/21/2005	1	16,240	135,333

Total for the fourth quarter 2005:			25	325,672	1,542,218

Total for the year ended December 31, 2005:			55	$1,392,210	3,959,956

On October 19, 2005, Equity Office invested $50.0 million in junior mezzanine debt as part of a debt refinancing on the 375 Park Avenue office property located in New York, NY. The mezzanine debt bears interest at a rate of 8.95% and matures in 2015. Equity Office accounts for this investment as a note receivable, which is included in “Prepaid expenses and other assets” on the consolidated balance sheet.

Acquisitions subsequent to year-end:

One and Three Harbor Drive	Sausalito, CA	1/19/2006	2	$32,500	111,772

Total			2	$32,500	111,772

(a)	The total purchase price for the assets acquired during the nine months ended September 30, 2005 includes the assumption of $45.0 million of mortgage debt, the issuance of partnership units in EOP Partnership (“Units”) valued at $3.3 million, an acquisition of vacant land for $7.6 million, and the acquisition of two buildings under development comprising 1.1 million square feet for $523.3 million. Developments are not included in the total number of buildings or total square feet owned by Equity Office until they are placed in service.

(b)	The purchase price for these assets includes the assumption of mortgage debt, the amount and terms of which are shown on page 6 of this Supplemental Operating and Financial Data report.

Equity Office Properties Trust
Quarterly Events (continued)
December 31, 2005

				Total Office Portfolio		Effective Office Portfolio
			Number	Sales Price		Sales Price
Property	Location	Disposition Date	of Buildings	(in thousands)	Square Feet	(in thousands)	Square Feet
Dispositions during the year ended December 31, 2005:

Total for the nine months ended September 30, 2005 (a):			122	$2,574,106	15,221,869	$2,405,052	15,384,106

During the fourth quarter 2005:
Four Forest Plaza and Lakeside Square	Dallas, TX	10/14/2005	2	75,000	791,652	75,000	791,652
2 Oliver Street - 147 Milk Street	Boston, MA	10/18/2005	1	53,000	270,302	53,000	270,302
Chase Center (f/k/a Bank One Center) (b)	Indianapolis, IN	11/16/2005	2	180,000	1,057,877	45,000	264,469
Dulles Station Land (b)	Herndon, VA	12/2/2005	—	25,970	—	18,753	—
One Pacific Heights	San Diego, CA	12/15/2005	1	29,000	120,473	29,000	120,473
2500 CityWest Land	Houston, TX	12/27/2005	—	6,700	—	6,700	—
One Phoenix Plaza (c)	Phoenix, AZ	12/28/2005	1	76,300	586,403	76,300	586,403
49 E. Thomas Road	Phoenix, AZ	12/28/2005	1	700	18,892	700	18,892
Northborough Tower	Houston, TX	12/29/2005	1	27,000	207,908	27,000	207,908

Total for the fourth quarter 2005:			9	473,670	3,053,507	331,453	2,260,099

Total for the year ended December 31, 2005:			131	$3,047,776	18,275,376	$2,736,505	17,644,205

Dispositions subsequent to year-end:

120 Montgomery (d)	San Francisco, CA	1/20/2006	1	$67,500	430,523	$67,500	430,523

Total			1	$67,500	430,523	$67,500	430,523

(a)	The number of buildings and total square feet sold during the nine months ended September 30, 2005 exclude eight buildings comprising 203,921 square feet that were previously taken out of service.

(b)	Equity Office sold its 25% interest in the Chase Center property and its 70% interest in Dulles Station land. The sales prices shown for the Total Office Portfolio are derived by grossing up the sales prices for the sale of our interests to 100%. In addition, the sales price shown for Chase Center includes the buyer’s assumption of mortgage debt encumbering the property.

(c)	Equity Office made a loan in the amount of $66.3 million to finance the buyer’s acquisition of this property. The loan has a term of 60 days and bears interest at LIBOR plus 1.70%, with an option to extend the term for an additional 60 days at an interest rate of LIBOR plus 2.20%. Equity Office accounted for this loan as a note receivable, which is included in “Prepaid expenses and other assets” on the consolidated balance sheet, and deferred recognition of the gain on sale of this property until January 2006 when the loan was repaid. The deferred gain of $25.6 million is included in “Other liabilities” on the consolidated balance sheet.

(d)	This property was classified as held for sale at December 31, 2005 and was sold on January 20, 2006.

Equity Office Properties Trust
Quarterly Events (continued)
December 31, 2005
Impact of Hurricane Katrina:
In August 2005, One Lakeway Center, Two Lakeway Center, and Three Lakeway Center located in Metairie, LA sustained extensive damage due to Hurricane Katrina. As a result, Equity Office recorded $10.6 million of property damage and lost $1.9 million of rental revenue during the third quarter 2005. During the fourth quarter 2005, Equity Office revised its previous estimate with respect to the extent of the property damage and recorded an additional $20.9 million of expenses due to increased costs related to clean up and remediation and greater than expected wind damage, primarily to windows. The total property damage of $31.5 million is classified as “Insurance expense” on the consolidated statement of operations. Equity Office also lost an additional $2.4 million of rental revenue during the fourth quarter 2005, resulting in a total loss of $4.3 million of revenues during the year ended December 31, 2005. These losses are not covered by third-party insurance. While Equity Office believes that the assumptions used to determine estimated damages as a result of Hurricane Katrina are reasonable, actual results could differ from these estimates.
Gains / Losses on Sales of Real Estate:
Equity Office recognized $45.6 million and $22.1 million of gains on sales of real estate during the three months ended December 31, 2005 and 2004, or $0.10 per diluted share and $0.05 per diluted share, respectively, and $228.0 million and $29.3 million of gains on sales of real estate during the years ended December 31, 2005 and 2004, or $0.50 per diluted share and $0.06 per diluted share, respectively, after allocations to minority interest partners, as shown below:

	For the three months ended December 31,		For the years ended December 31,
	2005	2004	2005	2004
		(Dollars in thousands)
(Loss) gain on partial sales of real estate included in Income from Continuing Operations (a)	$(1,098)	$21,686	$46,308	$21,901
Gain on sales of real estate included in Discontinued Operations	37,601	457	184,916	7,596
Minority interests’ share of gains on sales of real estate	—	—	(29,699)	(214)
Equity Office’s share of gains on sales of real estate classified as income from unconsolidated joint ventures	9,093	—	26,499	—

Equity Office’s share of the gains on sales of real estate	$45,596	$22,143	$228,024	$29,283

In addition, Equity Office recognized non-cash charges of $41.9 million and $2.1 million during the three months ended December 31, 2005 and 2004, or $0.10 per diluted share and $0.00 per diluted share, respectively, and $426.0 million and $231.3 million during the years ended December 31, 2005 and 2004, or $0.94 per diluted share and $0.51 per diluted share, respectively. These charges are related to the reduction in the intended holding period for assets that the company intends to sell, provisions for losses on assets held for sale and losses on assets that have been sold, as shown below:

Impairment on properties anticipated to be sold deducted from Income from Continuing Operations (b)	$(38,147)	—	$(65,738)	$(38,534)
Discontinued Operations:
Impairment on properties sold	—	—	(153,265)	(190,636)
Loss on properties sold	(3,115)	—	(169,566)	—
Provision for loss on properties held for sale (c)	(620)	$(2,123)	(37,432)	(2,123)

Total non-cash charge	$(41,882)	$(2,123)	$(426,001)	$(231,293)

(a)	The loss of $1.1 million for the three months ended December 31, 2005 represents an adjustment to the gain previously recorded on properties sold in prior periods due to additional transaction costs incurred.

(b)	During the three months ended December 31, 2005, Equity Office recorded a non-cash impairment charge on four properties comprising 1.0 million square feet and one vacant land parcel that it intends to sell during 2006.

(c)	As of December 31, 2005, Equity Office classified the 120 Montgomery, 3001 Stender Way, and 8-16 Perimeter Center properties as held for sale and recorded a non-cash charge of $0.6 million to write-down the carrying value of 120 Montgomery and 3001 Stender Way to their fair value less costs to sell.
Common Share Repurchase Program and Redemption of Units:
Equity Office is authorized to repurchase up to $2.1 billion of Common Shares under its open market repurchase program through May 2006. As shown in the table below, Equity Office repurchased a total of $1.9 billion Common Shares under the program since its inception. As of January 31, 2006, $233.4 million of Common Shares are available for repurchase under the program. Repurchases to fund Equity Office’s employee benefit programs, including the Employee Share Purchase Plan and Supplemental Retirement Savings Plan, are not considered part of the open market repurchase program.

	Common Shares			Units
	Total Number of	Average Price Paid	Total Dollar Value of	Total Number of	Average Price	Total Dollar Value of
Year	Shares Purchased	Per Share	Shares Repurchased	Units Purchased	Paid Per Unit	Units Repurchased
			(Dollars in thousands)			(Dollars in thousands)
2002	7,901,900	$24.92	$196,882	3,727,925	$28.62	$106,690
2003	14,236,400	25.53	363,487	240,240	26.75	6,427
2004	1,260,600	25.80	32,518	139,256	28.03	3,904
2005	30,986,900	30.68	950,720	1,843,164	30.67	56,525
1/1/2006 - 1/31/2006	10,318,200	31.43	324,300	2,201,606	30.46	67,068

Total	64,704,000	$28.87	$1,867,907	8,152,191	$29.52	$240,614

Equity Office Properties Trust
Quarterly Events (continued)
December 31, 2005
Debt:
The following debt transactions occurred during the fourth quarter 2005:
Mortgage Debt:

	Principal	Coupon	Effective	Maturity
Property	Balance	Rate	Rate (a)	Date
	(Dollars in thousands)
Issued:
1301 Avenue of the Americas	$420,784	5.37%	5.39%	1/11/2016
1301 Avenue of the Americas	65,821	LIBOR + 90bp	LIBOR + 99bp	1/11/2009
1300 North 17th Street	32,100	6.03%	6.07%	1/1/2013

Total issued:	$518,705

Assumed through property acquisitions:
Waterfall Towers	$7,739	6.08%	5.58%	1/1/2013
Redwood Business Park I	10,389	7.41%	5.87%	8/1/2011
Redwood Business Park II	18,227	7.41%	5.86%	8/1/2011
Redwood Business Park III	15,096	7.46%	5.95%	8/1/2011
Redwood Business Park IV	8,193	7.41%	5.92%	8/1/2011
Redwood Business Park V	6,439	7.41%	5.85%	8/1/2011
Parkpoint Business Center	7,429	5.53%	5.62%	1/1/2015

Total assumed through property acquisitions:	$73,512

Refinanced:
Wells Fargo Center	$110,000	LIBOR + 55bp	LIBOR + 68bp	1/1/2011
SunTrust Center (b)	19,250	5.34%	5.34%	1/1/2016

Total refinanced:	$129,250

Repaid:
Perimeter Center (c)	$179,559	7.08%	7.08%	3/31/2006

Total repaid:	$179,559

Assumed by buyer through a property disposition:
Chase Center (f/k/a Bank One Center) (d)	$16,250	LIBOR + 80bp	LIBOR + 80bp	12/14/2005

Total assumed by buyer through a property disposition:	$16,250

(a)	Includes the effect of offering and transaction costs and premiums and discounts.

(b)	Equity Office owns a 25% interest in SunTrust Center which it accounts for under the equity method. The amount shown represents Equity Office’s share of the mortgage debt encumbering the property. Equity Office’s share of the previous mortgage was $12.5 million.

(c)	This debt was repaid prior to maturity on December 30, 2005.

(d)	Equity Office owned a 25% interest in Chase Center which it accounted for under the equity method. The amount shown represents Equity Office’s share of the mortgage debt assumed by the buyer upon the sale of its 25% interest in the property in November 2005.
Equity Office also received $17.3 million of cash proceeds from mortgage financing obtained on the John Hancock Center, a property in which Equity Office owns an 8.1% interest and accounts for under the cost method.
Lines of Credit:
In October 2005, Equity Office obtained and fully drew upon a $500 million unsecured term loan facility, bearing interest at LIBOR plus 45 basis points (the spread is subject to change based on EOP Partnership’s credit rating) and is scheduled to mature in October 2006. As a result of a subsequent downgrade in EOP Partnership’s credit rating in December 2005, the interest rate on the term loan facility increased to LIBOR plus 55 basis points. In December 2005, Equity Office entered into an amendment that increased the facility to $750 million with an option to draw an additional $250 million. In January 2006, Equity Office drew the additional $250 million, which increased the amount outstanding under the facility to $1.0 billion. As of January 31, 2006, Equity Office also had $951.0 million outstanding under its $1.25 billion revolving credit facility.

Equity Office Properties Trust
Financial Information
December 31, 2005

Equity Office Properties Trust
Key Data

	As of or for the three months ended
	12/31/2005	09/30/2005	06/30/2005	03/31/2005	12/31/2004
		(Dollars in thousands, except per share amounts)
Selected Operating Data — Continuing Operations
Total revenues	$786,555	$732,081	$723,839	$758,114	$738,724
(Loss) income from continuing operations	(6,897)	70,746	63,150	76,895	54,591
Deferred rental revenue	11,478	13,434	15,517	16,802	16,664
FAS 141 rental revenue	(231)	(908)	(895)	(1,027)	(851)
Capitalized interest	390	47	4	—	218
Scheduled principal payments for consolidated debt	7,887	8,011	9,361	9,963	10,457

Lease Terminations
Income from early lease terminations (a)	$13,210	$4,558	$10,750	$51,508	$16,946

Portfolio Statistics
Buildings	622	607	643	688	698
Square feet
Effective Office Portfolio	101,708,291	102,501,106	107,920,461	114,089,196	115,279,743
Total Office Portfolio	111,509,053	113,095,276	117,917,405	124,492,269	125,713,245
Occupancy at end of quarter
Effective Office Portfolio	90.4%	89.3%	88.4%	87.5%	87.5%
Total Office Portfolio	90.5%	89.2%	88.4%	87.6%	87.7%

General and Administrative Expense
Corporate	$17,279	$16,865	$15,218	$17,173	$14,034
Property operating	31,314	26,211	24,253	21,603	23,252

Total	$48,593	$43,076	$39,471	$38,776	$37,286

As a percentage of total revenues from continuing operations:
Corporate general and administrative expense	2.2%	2.3%	2.1%	2.3%	1.9%
Property operating general and administrative expense	4.0%	3.6%	3.4%	2.8%	3.1%

(a)	These amounts include continuing and discontinued operations and Equity Office’s share from unconsolidated joint ventures.

Equity Office Properties Trust
Key Data (continued)

	As of or for the three months ended
	12/31/2005	09/30/2005	06/30/2005	03/31/2005	12/31/2004
		(Dollars in thousands, except per share amounts)
Earnings (Loss) Per Share
Net income (loss) available to common shareholders — basic	$0.05	$0.23	$(0.51)	$0.25	$0.15

Net income (loss) available to common shareholders — diluted	$0.05	$0.23	$(0.50)	$0.25	$0.15

Weighted average Common Shares outstanding — basic	395,008,978	408,511,485	406,164,577	402,812,763	401,415,162
Weighted average Common Shares, Units and dilutive potential common shares — diluted	438,774,607	457,343,521	455,609,570	452,400,294	451,053,706

Market Value of Common Equity
Common Shares outstanding	380,674,998	408,537,183	410,041,083	406,615,162	403,842,441
Units outstanding	43,639,766	43,830,878	44,782,268	46,844,846	47,494,701

Total	424,314,764	452,368,061	454,823,351	453,460,008	451,337,142
Common Share price at the end of the period	$30.33	$32.71	$33.10	$30.13	$29.12

Market value of common equity	$12,869,467	$14,796,959	$15,054,653	$13,662,750	$13,142,938

Preferred Shares
Series B	$299,497	$299,497	$299,497	$299,497	$299,500
Series G	212,500	212,500	212,500	212,500	212,500

Total	$511,997	$511,997	$511,997	$511,997	$512,000

Consolidated Debt
Fixed rate	$10,775,997	$10,539,684	$10,368,722	$10,312,005	$10,941,887
Variable rate	2,051,821	1,056,000	1,789,994	2,164,999	1,867,572

Total	$12,827,818	$11,595,684	$12,158,716	$12,477,004	$12,809,459

Common Share Price and Distributions
At the end of the period	$30.33	$32.71	$33.10	$30.13	$29.12
High during period	$33.17	$35.79	$34.39	$31.17	$29.86
Low during period	$28.20	$31.31	$30.00	$27.45	$27.11
Distributions per share	$0.50	$0.50	$0.50	$0.50	$0.50

Equity Office Properties Trust
Key Data (continued)

		Square Feet
	Number of	Total Office	Effective Office
Building and Square Feet Activity	Buildings	Portfolio	Portfolio
Properties owned as of:
December 31, 2004	698	125,713,245	115,279,743
Acquisitions	4	296,657	296,657
Dispositions	(14)	(1,546,017)	(1,515,588)
Building Remeasurements	—	28,384	28,384

March 31, 2005	688	124,492,269	114,089,196
Acquisitions	14	1,232,553	1,232,553
Dispositions	(59)	(7,849,852)	(7,445,292)
Building Remeasurements	—	42,435	44,004

June 30, 2005	643	117,917,405	107,920,461
Acquisitions	12	888,528	888,528
Development Placed in Service (Cambridge Science Center)	1	115,340	115,340
Dispositions	(49)	(5,826,000)	(6,423,226)
Building Remeasurements	—	3	3

September 30, 2005	607	113,095,276	102,501,106
Acquisitions	25	1,542,218	1,542,218
Dispositions	(9)	(3,053,507)	(2,260,099)
Property Taken Out of Service	(1)	(61,825)	(61,825)
Building Remeasurements	—	(13,109)	(13,109)

December 31, 2005	622	111,509,053	101,708,291

Equity Office Properties Trust	Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606

phone 312.466.3300 fax 312.454.0332
www.equityoffice.com
news release

Equity Office (Investors/Analysts):	Equity Office (Media):
Beth Coronelli 312.466.3286	Terry Holt 312.466.3102
For Immediate Release
Equity Office Announces Fourth Quarter and Full Year 2005 Results
CHICAGO (February 2, 2006) — Equity Office Properties Trust (NYSE: EOP) today announced results for the fourth quarter and full year 2005.
“The leasing environment is improving across our markets with positive trends in occupancy, net absorption, and rental rates,” commented Richard D. Kincaid, president and chief executive officer of Equity Office. “We sold $2.7 billion of assets in 2005, significantly changing the balance of our portfolio. Virtually all of our income is now generated from our targeted growth markets. We are entering 2006 well positioned to take advantage of improved leasing conditions with an extraordinary portfolio concentrated in markets with supply constraints and strong office job growth over time. Although we expect further rent roll down, we believe a number of the challenges we faced in the past are behind us.”
For fourth quarter 2005, net income available to common shareholders totaled $19.0 million with diluted earnings per share (EPS) of $0.05. Comparatively, net income available to common shareholders in the fourth quarter of 2004 totaled $61.3 million, with diluted EPS of $0.15.
Net income available to common shareholders for the full year 2005 totaled $8.1 million, or $0.02 per diluted share. This compares to net income available to common shareholders for 2004 of $98.2 million with diluted EPS of $0.24.
In comparing quarterly and year-over-year results, the decrease in net income was primarily due to losses related to Hurricane Katrina, rent roll down (new leases at lower rents than expiring leases), higher utility costs, increased spending on repairs and maintenance, as well as the dilutive impact of the net disposition activity.

10a

Page 2 — Equity Office Announces Fourth Quarter and Full Year 2005 Results
Listed below are significant financial statement items that affect comparability of net income between periods.

		For the three months ended December 31,				For the year ended December 31,
	2005		2004		2005		2004
(Dollars in thousands, except per share data)	Amount	Per Share - Diluted	Amount	Per Share - Diluted	Amount	Per Share - Diluted	Amount	Per Share - Diluted

Loss on sales of real estate, assets held for sale and impairments (a)	$(41,882)	$(0.10)	$(2,123)	—	$(426,001)	$(0.94)	$(231,293)	$(0.51)
Gains on sales of real estate (a)	45,596	0.10	22,143	$0.05	228,024	0.50	29,283	0.06
Hurricane related charges	(23,306)	(0.05)	—	—	(35,812)	(0.08)	—	—
Severance costs (a)	(3,991)	(0.01)	—	—	(11,104)	(0.02)	(4,965)	(0.01)
Information technology system upgrades	(3,014)	(0.01)	(1,626)	—	(5,220)	(0.01)	(2,102)	—
Settlement of swaps	—	—	—	—	—	—	24,016	0.05
Cumulative effect of a change in accounting principle	—	—	—	—	—	—	(33,697)	(0.07)
Income from early lease terminations (a)	13,210	0.03	16,946	0.04	80,028	0.18	58,690	0.13

Total (b)	$(13,387)	$(0.03)	$35,340	$0.08	$(170,085)	$(0.38)	$(160,068)	$(0.35)

(a)	Includes amounts from continuing operations, discontinued operations and our share of joint ventures.

(b)	The total per share amounts may not total the sum of the individual per share amounts due to rounding.
Funds from operations available to common shareholders plus assumed conversions (FFO) for the fourth quarter 2005 on a diluted basis totaled $181.1 million, or $0.41 per diluted share. FFO for the same period in 2004 was $283.3 million, or $0.62 per share on a diluted basis. In the fourth quarter 2005, the company recorded a total $41.9 million non-cash charge, or $.09 per share, related to impairment on four properties and a land site anticipated to be sold within the next twelve months and losses on assets sold and held for sale.
FFO for 2005 totaled $608.3 million or $1.35 per share on a diluted basis, compared to $931.7 million or $2.07 per share on a diluted basis for 2004. The 2005 and 2004 full year FFO results included losses on sales, provisions for losses on assets held for sale, and impairments of $426.0 million and $231.3 million, respectively; but excluded net gains from real estate sold of $228.0 million in 2005 and $29.3 million in 2004. The attachment to this press release reconciles FFO and FFO per share to net income and net income per share, the most directly comparable GAAP measures.
Listed below are significant financial items that affect comparability of FFO for the periods presented.

		For the three months ended December 31,				For the year ended December 31,
	2005		2004		2005		2004
(Dollars in thousands, except per share data)	Amount	Per Share - Diluted	Amount	Per Share - Diluted	Amount	Per Share - Diluted	Amount	Per Share - Diluted

Loss on sales of real estate, assets held for sale and impairments (a)	$(41,882)	$(0.09)	$(2,123)	—	$(426,001)	$(0.94)	$(231,293)	$(0.51)
Hurricane related charges	(23,306)	(0.05)	—	—	(35,812)	(0.08)	—	—
Severance costs (a)	(3,991)	(0.01)	—	—	(11,104)	(0.02)	(4,965)	(0.01)
Information technology system upgrades	(3,014)	(0.01)	(1,626)	—	(5,220)	(0.01)	(2,102)	—
Settlement of swaps	—	—	—	—	—	—	24,016	0.05
Income from early lease terminations (a)	13,210	0.03	16,946	$0.04	80,028	0.18	58,690	0.13

Total	$(58,983)	$(0.13)	$13,197	$0.03	$(398,109)	$(0.88)	$(155,654)	$(0.35)

(a)	Includes amounts from continuing operations, discontinued operations and our share of joint ventures.

(b)	The total per share amounts may not total the sum of the individual per share amounts due to rounding.

10b

Page 3 — Equity Office Announces Fourth Quarter and Full Year 2005 Results
Operations Overview
Same-store property net operating income (defined as property operating revenues, including straight-line rents, less property operating expenses), excluding early lease terminations, decreased 10.1% and 3.7% for the fourth quarter and full year respectively, as compared to 2004. Occupancy gains were offset by rent roll down and higher operating expenses, as described above. Over half of the decrease in same store results was due to the effects of Hurricane Katrina. The hurricane-related charge was higher than earlier projections due to increased costs related to clean-up and remediation and greater than expected wind damage, primarily to windows. Excluding hurricane-related costs and lease terminations, same store net operating income decreased 4.8% and 1.5% for the fourth quarter and full year, as compared to 2004.
EOP’s effective office portfolio occupancy was 90.4% at December 31, 2005, compared to 87.5% at December 31, 2004, and 89.3% at September 30, 2005. The fourth quarter increase was all due to leasing activity. For the full year, over half of the nearly 3.0% occupancy gain was from leasing, with the remaining attributable to dispositions.
Tenant improvements and leasing commissions for the leases that commenced during fourth quarter 2005 were $22.54 per square foot on a weighted average basis, compared to $19.15 per square foot in the fourth quarter 2004. For full year 2005, weighted average costs were $20.24 per square foot, as compared to $18.70 per square foot in 2004.
Investment Activity
Dispositions
In 2005, EOP sold assets totaling 17.8 million square feet for $2.7 billion. Following is a list of assets, totaling 2.3 million square feet, the company sold in the fourth quarter for approximately $331.5 million:

Four Forest Plaza and Lakeside Square	Dallas, TX
2 Oliver Street & 147 Milk Street	Boston, MA
Chase Center	Indianapolis, IN
Dulles Station Land	Herndon, VA
One Pacific Heights	San Diego, CA
Northborough Tower & 2500 CityWest Land	Houston, TX
One Phoenix Plaza & 49 E. Thomas Road	Phoenix, AZ
In January 2006, the company sold 120 Montgomery in San Francisco, CA for $67.5 million.

10c

Page 4 — Equity Office Announces Fourth Quarter and Full Year 2005 Results
Acquisitions
For full year 2005, the company purchased 5.1 million square feet of assets for $1.4 billion. Following is a list of assets, totaling 1.5 million square feet, the company purchased in the fourth quarter for approximately $325.7 million:

Property	Location
300 W. 6th Street & Great Hills Plaza	Austin, TX
Waterfall Towers, Fountaingrove I, & Parkpoint Business Center	Santa Rosa, CA
Redwood Business Park I-V	Petaluma, CA
211 Perimeter Center	Atlanta, GA
In January 2006, EOP purchased One and Three Harbor Drive in Sausalito, CA for $32.5 million.
Share Repurchase
The company repurchased 31 million EOP common shares in 2005, at an average price of $30.68, for total consideration of $950.7 million and redeemed 1.8 million operating partnership units for approximately $56.5 million. In January 2006, the company purchased 10.3 million EOP common shares, at an average price of $31.43, for total consideration of $324.3 million and also redeemed 2.2 million operating partnership units for approximately $67.1 million. Currently, the company has $233.4 million available through May 2006 on its existing share repurchase authorization from its Board of Trustees.
2006 Outlook
Equity Office reconfirms that it anticipates in 2006 that EPS will be in the range of $0.14 to $0.29 and FFO per share will be in the $2.15 and $2.30 range.

Diluted EPS	$0.14 to $0.29
Plus: Real Estate Depreciation and Amortization	$2.01

Diluted FFO per share	$2.15 to $2.30

The primary assumptions used in calculating the 2006 EPS and FFO guidance ranges include:

Year-End Office Portfolio Occupancy	91% to 92%
Lease Termination Fees	$20 million to $30 million
Deferred Rental Revenue	$45 million to $50 million
Corporate G&A Expense	$62 million to $67 million
Same-Store Net Operating Income Growth (excluding lease termination fees)	0% to 1%
Tenant Improvements/Leasing Commissions	$21.50 to $23.50 per square foot
The guidance ranges do not include the effect of future acquisitions, dispositions, common share buy back, and impairments.

10d

Page 5 — Equity Office Announces Fourth Quarter and Full Year 2005 Results
Conference Call Details
Management will discuss its fourth quarter 2005 results on EOP’s earnings conference call scheduled for Thursday, February 2, 2006, at 10:00 a.m. Central. The conference call telephone number is 888-283-0069. Participants should dial in 15 minutes before the scheduled start of the call. The pass code to access the call is “EOP.” Participants calling from outside of the United States should dial 210-795-9226. A replay of the call will be available until February 9, 2006, by calling 888-568-0336. No pass code is necessary. For callers outside of the United States, the replay telephone number is 402-530-7883. A live webcast of the conference call will be available in listen-only mode at www.equityoffice.com and at www.earnings.com.
In addition to the information provided in this release, Equity Office publishes a quarterly Supplemental Operating and Financial Data Report, which can be found at www.equityoffice.com in the Investor Relations section, and as part of a Form 8-K furnished to the Securities and Exchange Commission (SEC). Hard copies of the Supplemental Operating and Financial Data Report are also available via mail by calling 800-692-5304.
Forward — Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating this release and the outlook of Equity Office include, but are not limited to, changes in economic, business and competitive conditions, and other factors affecting the operation of the business of Equity Office. These and other risks and uncertainties are detailed from time to time in Equity Office’s filings with the SEC, including its Form 8-K filed on May 20, 2005. Equity Office is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.
Equity Office Properties Trust (NYSE: EOP), operating through its various subsidiaries and affiliates, is the nation’s largest publicly held office building owner and manager with a total office portfolio of 623 buildings comprising 111.2 million square feet in 16 states and the District of Columbia. Equity Office has an ownership presence in 22 Metropolitan Statistical Areas (MSAs) and in 101 submarkets, enabling it to provide a wide range of office solutions for local, regional and national customers. For more company information visit the Equity Office Web site at http://www.equityoffice.com

10e

Equity Office Properties Trust
Consolidated Statements of Operations
(Unaudited)

	For the three months ended December 31,		For the years ended December 31,
	2005	2004	2005	2004
		(Dollars in thousands, except per share amounts)
Revenues:
Rental	$602,471	$580,285	$2,340,922	$2,278,286
Tenant reimbursements	131,674	105,627	422,436	403,816
Parking	28,621	27,600	114,057	108,061
Other	19,837	21,115	105,434	69,643
Fee income	3,952	4,097	17,740	14,226

Total revenues	786,555	738,724	3,000,589	2,874,032

Expenses:
Depreciation	171,779	172,952	656,102	614,748
Amortization	26,075	24,334	93,663	72,954
Real estate taxes	84,909	75,914	339,006	324,481
Insurance	29,916	8,530	59,567	29,521
Repairs and maintenance	110,759	90,296	340,904	312,928
Property operating	124,780	99,572	441,834	390,454
Ground rent	5,620	5,032	22,517	20,912
Corporate general and administrative	17,279	14,034	66,536	52,242
Impairment	38,147	—	65,738	38,534

Total expenses	609,264	490,664	2,085,867	1,856,774

Operating income	177,291	248,060	914,722	1,017,258

Other income (expense):
Interest and dividend income	5,401	2,611	15,896	8,041
Realized gain on settlement of derivatives and sale of marketable securities	—	223	157	28,976
Interest:
Expense incurred	(203,145)	(213,120)	(819,868)	(833,393)
Amortization of deferred financing costs and prepayment expenses	(3,106)	(8,233)	(11,857)	(15,284)

Total other income (expense)	(200,850)	(218,519)	(815,672)	(811,660)

(Loss) income before income taxes, allocation to minority interests, income from investments in unconsolidated joint ventures and (loss) gain on sales of real estate	(23,559)	29,541	99,050	205,598
Income taxes	1,621	215	272	(1,981)
Minority Interests:
EOP Partnership	(2,119)	(7,316)	(907)	(11,747)
Partially owned properties	(1,856)	(2,210)	(9,825)	(10,264)
Income from investments in unconsolidated joint ventures (including gain on sales of real estate of $9,093, $0, $26,499 and $0, respectively)	20,114	12,675	68,996	50,304
(Loss) gain on sales of real estate	(1,098)	21,686	46,308	21,901

(Loss) income from continuing operations	(6,897)	54,591	203,894	253,811
Discontinued operations (including net gain on sales of real estate and provision for (loss) on properties held for sale of $33,866, $(1,666), $(22,082) and $5,473, respectively)	34,560	15,448	(160,955)	(82,807)

Income before cumulative effect of a change in accounting principle	27,663	70,039	42,939	171,004
Cumulative effect of a change in accounting principle	—	—	—	(33,697)

Net income	27,663	70,039	42,939	137,307
Preferred distributions	(8,701)	(8,700)	(34,803)	(39,093)

Net income available to common shareholders	$18,962	$61,339	$8,136	$98,214

Earnings per share — basic:
(Loss) income from continuing operations per share	($0.03)	$0.12	$0.38	$0.50

Net income available to common shareholders per share	$0.05	$0.15	$0.02	$0.25

Weighted average Common Shares outstanding	395,008,978	401,415,162	403,147,751	400,755,733

Earnings per share — diluted:
(Loss) income from continuing operations per share	($0.03)	$0.12	$0.38	$0.50

Net income available to common shareholders per share	$0.05	$0.15	$0.02	$0.24

Weighted average Common Shares outstanding and dilutive potential common shares	438,774,607	451,053,706	452,046,455	450,997,247

Distributions declared per Common Share outstanding	$0.50	$0.50	$2.00	$2.00

Equity Office Properties Trust
Consolidated Balance Sheets

	December 31, 2005
	(Unaudited)	December 31, 2004
	(Dollars in thousands,
	except per share amounts)
Assets:
Investments in real estate	$22,928,279	$24,835,216
Developments in process	560,129	40,492
Land available for development	198,312	252,524
Investments in real estate held for sale, net of accumulated depreciation	75,211	163,390
Accumulated depreciation	(3,336,789)	(3,151,446)

Investments in real estate, net of accumulated depreciation	20,425,142	22,140,176
Cash and cash equivalents	78,164	107,126
Tenant and other receivables (net of allowance for doubtful accounts of $8,853 and $6,908, respectively)	94,858	75,775
Deferred rent receivable	496,826	478,184
Escrow deposits and restricted cash	38,658	48,784
Investments in unconsolidated joint ventures	947,989	1,117,143
Deferred financing costs (net of accumulated amortization of $45,920 and $59,748, respectively)	58,809	61,734
Deferred leasing costs and other related intangibles (net of accumulated amortization of $232,024 and $193,348, respectively)	522,926	450,625
Prepaid expenses and other assets	328,782	191,992

Total Assets	$22,992,154	$24,671,539

Liabilities, Minority Interests, Mandatorily Redeemable Preferred Shares and Shareholders’ Equity:
Liabilities:
Mortgage debt (net of (discounts) of $(5,185) and $(13,683), respectively)	$2,164,198	$2,609,067
Unsecured notes (net of (discounts) of $(23,936) and $(38,362), respectively)	9,032,620	9,652,392
Lines of credit	1,631,000	548,000
Accounts payable and accrued expenses	574,225	556,851
Distribution payable	3,736	2,652
Other liabilities (net of (discounts) of $(25,597) and $(28,536), respectively)	502,069	484,378
Commitments and contingencies	—	—

Total Liabilities	13,907,848	13,853,340

Minority Interests:
EOP Partnership	863,923	1,065,376
Partially owned properties	172,278	182,041

Total Minority Interests	1,036,201	1,247,417

Mandatorily Redeemable Preferred Shares:
5.25% Series B Convertible, Cumulative Redeemable Preferred Shares, liquidation preference $50.00 per share, 5,989,930 and 5,990,000 issued and outstanding, respectively	299,497	299,500

Shareholders’ Equity:
Preferred Shares, 100,000,000 authorized:
7.75% Series G Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 8,500,000 issued and outstanding	212,500	212,500
Common Shares, $0.01 par value; 750,000,000 shares authorized, 380,674,998 and 403,842,441 issued and outstanding, respectively	3,807	4,038
Other Shareholders’ Equity:
Additional paid in capital	9,745,819	10,479,305
Deferred compensation	(533)	(1,916)
Dividends in excess of accumulated earnings	(2,156,627)	(1,359,722)
Accumulated other comprehensive loss (net of accumulated amortization of $11,948 and $5,133, respectively)	(56,358)	(62,923)

Total Shareholders’ Equity	7,748,608	9,271,282

Total Liabilities, Minority Interests, Mandatorily Redeemable Preferred Shares and Shareholders’ Equity	$22,992,154	$24,671,539

Equity Office Properties Trust
Consolidated Statements of Cash Flows

	For the three months ended December 31,		For the years ended December 31,
	2005	2004	2005	2004
		(Dollars in thousands, unaudited)
Operating Activities:
Net income	$27,663	$70,039	$42,939	$137,307
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including discontinued operations)	204,024	231,096	818,172	806,620
Compensation expense related to restricted shares and stock options	3,937	3,880	23,887	17,965
Income from investments in unconsolidated joint ventures	(20,114)	(12,675)	(68,996)	(50,304)
Net distributions from unconsolidated joint ventures	9,246	19,587	52,690	66,829
Net (gain) on sales of real estate and provision for loss on properties held for sale (including discontinued operations)	(32,768)	(20,020)	(24,226)	(27,374)
Impairment (including discontinued operations)	38,147	—	219,003	229,170
Cumulative effect of a change in accounting principle	—	—	—	33,697
Provision for doubtful accounts	1,052	2,108	6,428	5,455
Income allocated to minority interests (including discontinued operations)	3,900	9,729	41,097	22,940
Other	—	—	448	(2,090)
Changes in assets and liabilities:
(Increase) decrease in rent receivable	(36,863)	(9,131)	(21,933)	7,289
(Increase) in deferred rent receivable	(12,012)	(17,011)	(63,455)	(88,651)
(Increase) decrease in prepaid expenses and other assets	(48,470)	(22,948)	(34,580)	49,824
Increase (decrease) in accounts payable and accrued expenses	54,540	59,652	2,222	(7,659)
Increase (decrease) in other liabilities	10,135	25,921	(5,706)	6,949

Net cash provided by operating activities	202,417	340,227	987,990	1,207,967

Investing Activities:
Property acquisitions (including deposits made for property acquisitions)	(246,370)	(133,462)	(1,266,584)	(472,053)
Property dispositions (including deposits received for property dispositions)	208,099	182,365	1,828,954	414,256
Distributions from (investments in) unconsolidated joint ventures related to disposition and acquisition activity	27,660	—	89,961	(220,833)
Distributions from unconsolidated joint ventures related to mortgage financings	23,883	16,820	148,278	16,820
Capital and tenant improvements	(128,687)	(117,705)	(370,595)	(453,227)
Lease commissions and other costs	(29,251)	(29,017)	(122,724)	(123,037)
Sale of investment in CT Convertible Trust I preferred shares	—	—	—	32,089
Decrease in escrow deposits and restricted cash	76,634	40,744	664,123	124,167
Investments in notes receivable	(50,000)	(3,515)	(50,000)	(3,515)

Net cash (used for) provided by investing activities	(118,032)	(43,770)	921,413	(685,333)

Financing Activities:
Proceeds from mortgage debt	518,705	—	518,855	—
Principal payments on mortgage debt	(187,445)	(10,457)	(1,077,322)	(438,828)
Proceeds from unsecured notes	1,791	1,004,318	40,549	2,061,979
Repayment of unsecured notes	—	(325,000)	(675,000)	(1,205,000)
Proceeds from lines of credit	5,760,370	1,175,800	13,867,270	6,123,300
Repayment of lines of credit	(4,940,370)	(1,714,200)	(12,784,270)	(5,909,300)
Payments of loan costs and offering costs	(1,559)	(1,443)	(8,920)	(3,004)
Settlement of interest rate swap agreements	—	—	(8,677)	(69,130)
(Distributions to) contributions from minority interests in partially owned properties	(1,891)	5,906	(11,208)	(12,810)
Proceeds from exercise of stock options	3,608	15,159	141,982	59,269
Distributions to common shareholders and unitholders	(439,639)	(453,586)	(893,779)	(902,865)
Repurchase of Common Shares	(851,807)	(831)	(959,129)	(37,774)
Redemption of Units	(5,849)	(1,370)	(56,525)	(3,904)
Repurchase of preferred shares	—	—	—	(114,073)
Payment of preferred distributions	(8,048)	(8,047)	(32,191)	(32,766)

Net cash (used for) financing activities	(152,134)	(313,751)	(1,938,365)	(484,906)

Net (decrease) increase in cash and cash equivalents	(67,749)	(17,294)	(28,962)	37,728
Cash and cash equivalents at the beginning of the period	145,913	124,420	107,126	69,398

Cash and cash equivalents at the end of the period	$78,164	$107,126	$78,164	$107,126

Equity Office Properties Trust
Consolidated Statements of Cash Flows (continued)

	For the three months ended December 31,		For the years ended December 31,
	2005	2004	2005	2004
		(Dollars in thousands, unaudited)
Supplemental Information:
Interest paid during the period, including a reduction of interest expense for capitalized interest of $390, $218, $441 and $4,648, respectively	$153,857	$147,806	$829,209	$824,289

Non-Cash Investing and Financing Activities:
Investing Activities:
Escrow deposits used for property acquisitions	$—	$650	$—	$36,541

Escrow deposits related to property dispositions	$—	$(14,635)	$(639,439)	$(117,144)

Mortgage loan repayment as a result of a property disposition (including prepayment expense of $375 in the year ended December 31, 2004)	$—	$—	$(13,386)	$(5,830)

Mortgage loan assumed upon acquisition of property	$73,512	$—	$118,487	$82,970

Loan issued in connection with a property disposition	$(66,300)	$—	$(66,300)	$—

Units issued in connection with a property acquisition	$—	$—	$3,339	$50

Changes in accounts due to a like-kind exchange:
Increase in investment in real estate due to property acquisition	$—	$—	$—	$130,203

Decrease in investment in real estate due to property disposition	$—	$—	$—	$(130,865)

Decrease in accumulated depreciation	$—	$—	$—	$9,137

Decrease in other assets and liabilities	$—	$—	$—	$(1,770)

Changes in accounts due to consolidation of existing interest in a property as a result of acquiring the remaining economic interest:
Decrease in investment in unconsolidated joint ventures	$—	$—	$—	$(157,659)

Increase in investment in real estate	$—	$—	$—	$612,411

Increase in accumulated depreciation	$—	$—	$—	$(44,440)

Increase in mortgage debt	$—	$—	$—	$(451,285)

Increase in other assets and liabilities	$—	$—	$—	$40,973

Changes in accounts due to partial sale of real estate:
Increase in investment in unconsolidated joint ventures	$—	$18,445	$36,349	$18,445

Decrease in investment in real estate	$—	$(21,726)	$(43,931)	$(21,726)

Decrease in accumulated depreciation	$—	$4,310	$8,403	$4,310

Decrease in other assets and liabilities	$—	$(1,030)	$(940)	$(1,030)

Financing Activities:
Mortgage loan repayment as a result of a property disposition (including prepayment expense of $375 in the year ended December 31, 2004)	$—	$—	$13,386	$5,830

Mortgage loan assumed upon acquisition of property	$(73,512)	$—	$(118,487)	$(82,970)

Loan issued in connection with a property disposition	$66,300	$—	$66,300	$—

Units issued in connection with a property acquisition	$—	$—	$(3,339)	$(50)

Equity Office Properties Trust
Reconciliation of Net Income to Funds From Operations (“FFO”)

	For the three months ended December 31,
	2005	2004
	(Dollars in thousands, except per share amounts)
Reconciliation of net income to FFO (a):
Net income	$27,663	$70,039
Adjustments:
Plus depreciation and amortization:
Included in income from continuing operations and discontinued operations	198,869	222,147
Included in income from investments in unconsolidated joint ventures	13,408	14,494
Allocated to minority interests in partially owned properties	(1,488)	(1,802)
Non-real estate related depreciation and amortization	(5,178)	(2,607)
Less net gain on sales of real estate:
Included in income from continuing operations and discontinued operations	(36,503)	(22,143)
Included in income from investments in unconsolidated joint ventures	(9,093)	—
Less minority interests in EOP Partnership share of the above adjustments	(15,882)	(22,159)

FFO	171,796	257,969
Preferred distributions	(8,701)	(8,700)

FFO available to common shareholders — basic	$163,095	$249,269

	Net Income	FFO		Net Income	FFO
Adjustments to arrive at net income and FFO available to common shareholders plus assumed conversions:
Net income and FFO	$27,663	$171,796		$70,039	$257,969
Preferred distributions	(8,701)	(8,701)		(8,700)	(8,700)

Net income and FFO available to common shareholders	18,962	163,095		61,339	249,269
Net income allocated to minority interests in EOP Partnership	2,119	2,119		7,316	7,316
Minority interests in EOP Partnership share of the above adjustments	—	15,882		—	22,159
Preferred distributions on Series B preferred shares which are assumed to be converted into Common Shares (b)	—	—		—	4,584

Net income and FFO available to common shareholders plus assumed conversions	$21,081	$181,096		$68,655	$283,328

Weighted average Common Shares and dilutive potential common shares	438,774,607	441,667,793		451,053,706	459,443,060

Net income and FFO available to common shareholders plus assumed conversions per share	$0.05	$0.41	(c)	$0.15	$0.62	(c)

	Common Shares and common share equivalents
Weighted average Common Shares outstanding	395,008,978	401,415,162
Effect of dilutive potential common shares:
Units	43,765,629	47,561,248
Share options and restricted shares which are dilutive to both net income and FFO	—	2,077,296

Weighted average Common Shares and dilutive potential common shares used for net income available to common shareholders	438,774,607	451,053,706
Impact of conversion of Series B preferred shares (b)	—	8,389,354
Impact of share options and restricted shares which are dilutive to FFO but not dilutive to net income	2,893,186	—

Weighted average Common Shares, dilutive potential common shares plus assumed conversions used for the calculation of FFO available to common shareholders plus assumed conversions	441,667,793	459,443,060

(a)	FFO is a non-GAAP financial measure. The most directly comparable GAAP measure is net income, to which it is reconciled. See definition below.

(b)	The Series B preferred shares are not dilutive to EPS for each period presented but are dilutive to FFO per share for the three months ended December 31, 2004.

(c)	FFO for the three months ended December 31, 2005 and December 31, 2004 includes approximately $41.9 million and $2.1 million of non-cash charges relating to properties sold and properties we intend to sell, which is equivalent to $0.09 per share and $0.00 per share on a diluted basis, respectively. These charges are not added back to net income when calculating FFO.
FFO Definition:
  FFO is defined as net income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains from sales of properties (but not losses from sales of properties, impairments, or provisions for losses on properties held for sale), plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We believe that FFO is helpful to investors as one of several measures of the performance of an equity REIT. We further believe that by excluding the effect of depreciation, amortization and gains from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review FFO, along with GAAP net income when trying to understand an equity REIT’s operating performance. We compute FFO in accordance with our interpretation of the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other equity REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Equity Office Properties Trust
Reconciliation of Net Income to Funds From Operations (“FFO”)

	For the years ended December 31,
	2005	2004
	(Dollars in thousands, except per share amounts)
Reconciliation of net income to FFO (a):
Net income	$42,939	$137,307
Adjustments:
Plus depreciation and amortization:
Included in income from continuing operations and discontinued operations	797,441	793,144
Included in income from investments in unconsolidated joint ventures	51,382	47,185
Allocated to minority interests in partially owned properties	(5,907)	(6,917)
Non-real estate related depreciation and amortization	(15,606)	(16,100)
Less net gain on sales of real estate:
Included in income from continuing operations and discontinued operations	(231,223)	(29,497)
Included in income from investments in unconsolidated joint ventures	(26,499)	—
Allocated to minority interests in partially owned properties	29,699	214
Plus cumulative effect of a change in accounting principle	—	33,697
Less minority interests in EOP Partnership share of the above adjustments	(60,127)	(87,784)

FFO	582,099	871,249
Preferred distributions	(34,803)	(39,093)

FFO available to common shareholders — basic	$547,296	$832,156

	Net Income	FFO		Net Income	FFO
Adjustments to arrive at net income and FFO available to common shareholders plus assumed conversions:
Net income and FFO	$42,939	$582,099		$137,307	$871,249
Preferred distributions	(34,803)	(34,803)		(39,093)	(39,093)

Net income and FFO available to common shareholders	8,136	547,296		98,214	832,156
Net income allocated to minority interests in EOP Partnership	907	907		11,747	11,747
Minority interests in EOP Partnership share of the above adjustments	—	60,127		—	87,784

Net income and FFO available to common shareholders plus assumed conversions	$9,043	$608,330		$109,961	$931,687

Weighted average Common Shares and dilutive potential common shares	452,046,455	452,046,455		450,997,247	450,997,247

Net income and FFO available to common shareholders plus assumed conversions per share	$0.02	$1.35	(b)	$0.24	$2.07	(b)

	Common Shares and common share equivalents
Weighted average Common Shares outstanding	403,147,751	400,755,733
Effect of dilutive potential common shares:
Units	45,199,136	48,163,569
Share options and restricted shares	3,699,568	2,077,945

Weighted average Common Shares and dilutive potential common shares used for net income available to common shareholders and the calculation of FFO available to common shareholders	452,046,455	450,997,247

(a)	FFO is a non-GAAP financial measure. The most directly comparable GAAP measure is net income, to which it is reconciled. See definition below.

(b)	FFO for the years ended December 31, 2005 and December 31, 2004 includes approximately $426.0 million and $231.3 million of non-cash charges relating to properties sold and properties we intend to sell, which is equivalent to $.94 per share and $.51 per share on a diluted basis, respectively. These charges are not added back to net income when calculating FFO.
FFO Definition:
  FFO is defined as net income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains from sales of properties (but not losses from sales of properties, impairments, or provisions for losses on properties held for sale), plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We believe that FFO is helpful to investors as one of several measures of the performance of an equity REIT. We further believe that by excluding the effect of depreciation, amortization and gains from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review FFO, along with GAAP net income when trying to understand an equity REIT’s operating performance. We compute FFO in accordance with our interpretation of the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other equity REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Equity Office Properties Trust
Segment Information
     Equity Office has one segment which is office properties. The primary financial measure that Equity Office’s chief operating decision makers use for the office properties is property net operating income, which represents rental revenue, tenant reimbursements, parking and other operating revenues less real estate taxes, insurance, repairs and maintenance and property operating expense (all as reflected in the accompanying consolidated statements of operations). Equity Office believes that property net operating income is helpful to investors as a supplemental measure of Equity Office’s operating performance because it is a direct measure of the actual operating results of our properties. Total assets consists primarily of the assets in the office properties operating segment. There are other assets such as corporate furniture, fixtures and equipment that are not associated with the office property segment, but these assets are immaterial.

	For the three months ended December 31,		For the years ended December 31,
	2005	2004	2005	2004
	(Dollars in thousands)
Property Operating Revenues:
Rental	$602,471	$580,285	$2,340,922	$2,278,286
Tenant reimbursements	131,674	105,627	422,436	403,816
Parking	28,621	27,600	114,057	108,061
Other (a)	19,837	21,115	105,434	69,643

Total Property Operating Revenues	782,603	734,627	2,982,849	2,859,806

Property Operating Expenses:
Real estate taxes	84,909	75,914	339,006	324,481
Insurance	29,916	8,530	59,567	29,521
Repairs and maintenance	110,759	90,296	340,904	312,928
Property operating	124,780	99,572	441,834	390,454

Total Property Operating Expenses	350,364	274,312	1,181,311	1,057,384

Property Net Operating Income from Continuing Operations	$432,239	$460,315	$1,801,538	$1,802,422

Property Operating Margin from Continuing Operations (b)	55.2%	62.7%	60.4%	63.0%

Reconciliation of Property Net Operating Income from Continuing Operations to (Loss) Income from Continuing Operations:

Property Net Operating Income from Continuing Operations	$432,239	$460,315	$1,801,538	$1,802,422
Add:
Fee income	3,952	4,097	17,740	14,226
Less:
Depreciation	(171,779)	(172,952)	(656,102)	(614,748)
Amortization	(26,075)	(24,334)	(93,663)	(72,954)
Ground rent	(5,620)	(5,032)	(22,517)	(20,912)
Corporate general and administrative	(17,279)	(14,034)	(66,536)	(52,242)
Impairment	(38,147)	—	(65,738)	(38,534)

Operating Income	177,291	248,060	914,722	1,017,258

Less:
Other expenses	(200,850)	(218,519)	(815,672)	(811,660)
Income taxes	1,621	215	272	(1,981)
Minority interests:
EOP Partnership	(2,119)	(7,316)	(907)	(11,747)
Partially owned properties	(1,856)	(2,210)	(9,825)	(10,264)
Add:
Income from investments in unconsolidated joint ventures (including gain on sales of real estate of $9,093, $0, $26,499 and $0, respectively)	20,114	12,675	68,996	50,304
(Loss) gain on sales of real estate	(1,098)	21,686	46,308	21,901

(Loss) Income from Continuing Operations	($6,897)	$54,591	$203,894	$253,811

(a)	Other income consists primarily of income from early lease terminations and ancillary income from tenants.

(b)	Defined as Property Net Operating Income from Continuing Operations divided by Total Property Operating Revenues.

Equity Office Properties Trust
Statements of Discontinued Operations
     The net income (loss) for properties sold and properties held for sale is reflected in the consolidated statements of operations as Discontinued Operations for the periods presented. Properties that were partially sold are not reflected as discontinued operations in accordance with FAS 144.

	For the three months ended December 31,		For the years ended December 31,
	2005	2004	2005	2004
	(Dollars in thousands)
Property operating revenues	$4,507	$82,422	$161,969	$354,788

Expenses:
Depreciation and amortization	1,015	24,861	47,676	105,442
Property operating	2,592	38,861	66,782	139,016
Ground rent	357	1,282	2,413	4,555
Impairment	—	—	153,265	190,636

Total expenses	3,964	65,004	270,136	439,649

Operating income (loss)	543	17,418	(108,167)	(84,861)

Other income (expense):
Interest income	76	144	340	263
Interest expense and amortization of deferred financing costs and prepayment expenses	—	(245)	(619)	(2,717)

Total other income (expense)	76	(101)	(279)	(2,454)

Income (loss) before income taxes, allocations to minority interests, net gain on sales of real estate and provision for (loss) on properties held for sale	619	17,317	(108,446)	(87,315)
Income taxes	—	—	(62)	(36)
Loss (income) allocated to minority interests — partially owned properties (including gain on sales of real estate of $0, $0, $29,699 and $214, respectively)	75	(203)	(30,365)	(929)
Net gain on sales of real estate	34,486	457	15,350	7,596
Provision for (loss) on properties held for sale	(620)	(2,123)	(37,432)	(2,123)

Net income (loss)	$34,560	$15,448	($160,955)	($82,807)

Property net operating income from discontinued operations (a)	$1,915	$43,561	$95,187	$215,772

(a)	Defined as property operating revenues less property operating expenses.

Equity Office Properties Trust
Earnings Per Share

	For the three months ended December 31,		For the years ended December 31,
	2005	2004	2005	2004
	(Dollars in thousands, except per share amounts)
Numerator:
(Loss) income from continuing operations	($6,897)	$54,591	$203,894	$253,811
Preferred distributions	(8,701)	(8,700)	(34,803)	(39,093)

(Loss) income from continuing operations available to common shareholders	(15,598)	45,891	169,091	214,718
Discontinued operations (including net gain on sales of real estate and provision for (loss) on properties held for sale of $33,866, $(1,666), $(22,082) and $5,473, respectively)	34,560	15,448	(160,955)	(82,807)
Cumulative effect of a change in accounting principle	—	—	—	(33,697)

Numerator for basic earnings per share — net income available to common shareholders	18,962	61,339	8,136	98,214
Add back income allocated to minority interests in EOP Partnership	2,119	7,316	907	11,747

Numerator for diluted earnings per share — net income available to common shareholders	$21,081	$68,655	$9,043	$109,961

Denominator:
Denominator for basic earnings per share — weighted average Common Shares outstanding	395,008,978	401,415,162	403,147,751	400,755,733

Effect of dilutive potential common shares:
Units	43,765,629	47,561,248	45,199,136	48,163,569
Share options and restricted shares (a)	—	2,077,296	3,699,568	2,077,945

Dilutive potential common shares	43,765,629	49,638,544	48,898,704	50,241,514

Denominator for diluted earnings per share — weighted average Common Shares outstanding and dilutive potential common shares	438,774,607	451,053,706	452,046,455	450,997,247

Earnings per share — basic:
(Loss) income from continuing operations available to common shareholders, net of minority interests	($0.03)	$0.12	$0.38	$0.50
Discontinued operations, net of minority interests	0.08	0.03	(0.36)	(0.18)
Cumulative effect of a change in accounting principle, net of minority interests	—	—	—	(0.08)

Net income available to common shareholders, net of minority interests (b)	$0.05	$0.15	$0.02	$0.25

Earnings per share — diluted:
(Loss) income from continuing operations available to common shareholders	($0.03)	$0.12	$0.38	$0.50
Discontinued operations	0.08	0.03	(0.36)	(0.18)
Cumulative effect of a change in accounting principle	—	—	—	(0.07)

Net income available to common shareholders (b)	$0.05	$0.15	$0.02	$0.24

(a)	Share options and restricted shares are not dilutive to earnings per share for the three months ended December 31, 2005 because there was a loss from continuing operations for the period.

(b)	Net income available to common shareholders per share may not total the sum of the per share components due to rounding.

Equity Office Properties Trust
Net Free Cash Flow
     Equity Office defines net free cash flow as net cash provided by operating activities determined in accordance with GAAP less distributions paid to its shareholders, unitholders and preferred shareholders less capital improvements incurred and expenditures for tenant improvements and leasing costs for leases that commence during the period. Net free cash flow is a non-GAAP financial measure, which Equity Office believes is helpful to investors to monitor the impact of distributions and capital improvements, tenant improvements and leasing costs on its net cash provided by operating activities. Investors should review net free cash flow along with Equity Office’s consolidated statements of cash flows, as determined in accordance with GAAP. Net free cash flow should not be considered as a measure of Equity Office’s liquidity, nor is it indicative of funds available to fund its cash needs, including its ability to make cash distributions. For more information on Equity Office’s liquidity refer to its Form 10-Q and 10-K.
     Below Equity Office has reconciled net free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, for the periods presented. Equity Office’s calculation of net free cash flow may not be comparable to similar measures that may be presented by other companies.

	For the three months ended December 31,		For the years ended December 31,
	2005	2004	2005	2004
		(Dollars in thousands)
Net cash provided by operating activities	$202,417	$340,227	$987,990	$1,207,967
Less: Distributions paid to common shareholders and unitholders (a)	(439,639)	(453,586)	(893,779)	(902,865)
Less: Distributions paid to preferred shareholders	(8,048)	(8,047)	(32,191)	(32,766)
Less: Tenant improvements and leasing costs for leases which commenced during the period and capital improvements incurred (b)	(157,393)	(138,226)	(478,150)	(442,624)

Net Free Cash Flow	$(402,663)	$(259,632)	$(416,130)	$(170,288)

(a)	Distributions to common shareholders and unitholders are generally paid one quarter in arrears with no cash payment in the first quarter and two payments in the fourth quarter.

(b)	In the above table, tenant improvements and leasing costs are reported for leases which commence during the periods shown, which Equity Office believes is a useful measure of the tenant improvements and leasing costs in its markets and is consistent with how Equity Office reports its per square foot tenant improvements and leasing costs. The amounts included in the consolidated statements of cash flows represent the cash expenditures made during the periods, regardless of when the leases commence. The differences between these amounts represent timing differences between the lease commencement dates and the actual cash expenditures. Capital improvements in the above table reflect amounts paid or accrued for the periods shown. A reconciliation of the amounts shown above and the amounts shown on the consolidated statements of cash flows can be found on the “Tenant Improvements, Leasing Costs and Capital Improvements” page of this Supplemental Operating and Financial Data report.

Equity Office Properties Trust
Same Store Portfolio Segment Results
     The financial data presented in the consolidated statements of operations show significant changes in revenues and expenses from period to period. Equity Office does not believe the period-to-period financial data are necessarily comparable because Equity Office acquires and disposes of properties on an ongoing basis. The following table shows condensed consolidated results attributable to the properties in the Total Office Portfolio that were held during the periods being compared (the “Same Store Portfolio”). The 1301 Avenue of the Americas office property, which had $44.4 million of lease termination income during the first quarter 2005, is included in the Same Store Portfolio for the three months ended December 31, 2005 and December 31, 2004, but not the Same Store Portfolio for the years ended December 31, 2005 and December 31, 2004 because the property was previously accounted for under the equity method during the first quarter 2004.

	For the three months ended December 31,		Change		For the years ended December 31,		Change
	2005	2004	$	%	2005	2004	$	%
	(Dollars in thousands)				(Dollars in thousands)
Property Net Operating Income from Continuing Operations:
Revenues:
Property operating revenues	$733,607	$700,962	$32,645	4.7%	$2,650,239	$2,604,970	$45,269	1.7%
Deferred rental revenue	9,401	16,236	(6,835)	(42.1%)	36,118	65,355	(29,237)	(44.7%)

Property operating revenues	743,008	717,198	25,810	3.6%	2,686,357	2,670,325	16,032	0.6%

Expenses:
Real estate taxes	78,996	74,233	4,763	6.4%	292,987	294,605	(1,618)	(0.5%)
Insurance	29,222	8,158	21,064	258.2%	56,241	27,163	29,078	107.1%
Repairs and maintenance	106,121	86,765	19,356	22.3%	315,192	291,207	23,985	8.2%
Property operating	119,763	97,726	22,037	22.5%	410,568	371,836	38,732	10.4%

Property operating expenses	334,102	266,882	67,220	25.2%	1,074,988	984,811	90,177	9.2%

Property net operating income from continuing operations	$408,906	$450,316	($41,410)	(9.2%)	$1,611,369	$1,685,514	($74,145)	(4.4%)

Property operating margin (a)	55.0%	62.8%		(7.8%)	60.0%	63.1%		(3.1%)

Property Net Operating Income from Continuing Operations Excluding Income from Early Lease Terminations:
Property net operating income from continuing operations	$408,906	$450,316	($41,410)	(9.2%)	$1,611,369	$1,685,514	($74,145)	(4.4%)
Less income from early lease terminations	(12,188)	(9,223)	(2,965)	32.1%	(24,634)	(37,464)	12,830	(34.2%)

Total	$396,718	$441,093	($44,375)	(10.1%)	$1,586,735	$1,648,050	($61,315)	(3.7%)

Property operating margin (a) before income from early lease termination	54.3%	62.3%		(8.0%)	59.6%	62.6%		(3.0%)

Property Net Operating Income from Continuing Operations Excluding Income from Early Lease Terminations and Effects of Hurricane Katrina:
Property net operating income from continuing operations	$408,906	$450,316	($41,410)	(9.2%)	$1,611,369	$1,685,514	($74,145)	(4.4%)
Less income from early lease terminations	(12,188)	(9,223)	(2,965)	32.1%	(24,634)	(37,464)	12,830	(34.2%)
Plus rental revenue loss related to Hurricane Katrina	2,394	—	2,394	—	4,333	—	4,333	—
Less expenses related to Hurricane Katrina	20,913	—	20,913	—	31,479	—	31,479	—

Total	$420,025	$441,093	($21,068)	(4.8%)	$1,622,547	$1,648,050	($25,503)	(1.5%)

Property operating margin (a) excluding income from early lease terminations and effects of Hurricane Katrina	57.3%	62.3%		(5.0%)	60.9%	62.6%		(1.7%)

	Occupancy Rates			Occupancy Rates
	At December 31, 2005	At December 31, 2004	At September 30, 2004	At December 31, 2005	At December 31, 2004	At December 31, 2003
CBD	92.8%	92.5%	92.0%	92.8%	92.4%	92.1%
Suburban	90.0%	87.6%	86.4%	90.2%	87.7%	84.9%

Total Same Store Portfolio	91.1%	89.4%	88.5%	91.2%	89.4%	87.7%

Square Feet	91,804,858			88,149,269
Number of Properties	514			498

Notes:
(a) Calculated by dividing property net operating income by property operating revenues.

Equity Office Properties Trust
Property Joint Venture Information
December 31,2005

				Effective Office Portfolio (a)
	Number of	Effective Ownership	Total Office Portfolio		Percent
Property	Buildings	Percentage (a)	Square Feet	Square Feet	Occupied

Consolidated Properties	562	100%	85,927,640	85,927,640	90.0%

Consolidated Joint Ventures
The Plaza at LaJolla Village		66.7%	635,419	423,634	81.3%
222 Berkley Street		91.5%	519,608	475,441	99.7%
500 Boylston Street		91.5%	706,864	646,781	99.3%
Wells Fargo Center		75%	1,117,439	838,079	88.7%
Ferry Building		100%	243,812	243,812	97.2%
2951 28th Street		98%	85,000	83,300	98.9%
Market Square		100%	681,051	681,051	88.7%
One Ninety One Peachtree Tower		100%	1,215,288	1,215,288	96.0%
Brea Corporate Plaza		100%	117,195	117,195	97.6%
Sixty State Street		100%	823,014	823,014	98.0%
Worldwide Plaza Amenities		100%	108,391	108,391	96.5%
Park Avenue Tower		100%	568,060	568,060	99.4%
850 Third Avenue		99%	568,867	563,178	94.9%
Washington Mutual Tower		75%	1,207,823	905,867	97.1%
1301 Avenue of the Americas		100%	1,765,694	1,765,694	99.3%
SunAmerica Center		67.27%	780,063	524,772	91.0%

Subtotal	22		11,143,588	9,983,557	95.5%

Unconsolidated Joint Ventures
One Post Office Square		50%	765,296	382,648	81.9%
75-101 Federal Street		51.61%	813,195	419,704	75.2%
Rowes Wharf		44%	344,645	151,644	99.2%
10 & 30 South Wacker (b)		75%	2,003,288	1,502,466	86.6%
Pasadena Towers (b)		25%	439,366	109,842	97.2%
Promenade II (b)		50%	774,344	387,172	97.7%
SunTrust Center (b)		25%	640,741	160,185	85.6%
Columbia Center (fka Bank of America Tower)		50.1%	1,545,008	774,049	84.4%
One Post		50%	421,121	210,561	88.6%
161 North Clark (c)		25%	1,010,520	252,630	90.3%
Prominence in Buckhead (c)		25%	424,309	106,077	95.2%
World Trade Center East (c)		25%	186,912	46,728	100.0%
Treat Towers (c)		25%	367,313	91,828	99.1%
Parkshore Plaza I & II (c)		25%	269,853	67,463	97.8%
Bridge Pointe Corporate Center I & II (c)		25%	372,653	93,163	100.0%
1111 19th Street (c)		20%	252,014	50,403	99.8%
1620 L Street (c)		20%	156,272	31,254	100.0%
1333 H Street (c)		20%	244,585	48,917	98.8%
Yahoo! Center (fka Colorado Center) (c)		50%	1,087,628	543,814	98.3%
1601 Market Street		11%	681,289	74,942	91.3%
1700 Market Street		11%	841,172	92,529	93.9%
201 Mission Street		25%	483,289	120,822	82.4%
580 California		25%	313,012	78,253	75.0%

Subtotal	38		14,437,825	5,797,094	88.8%

Total	622		111,509,053	101,708,291	90.4%

(a)	The amounts shown represent Equity Office’s economic interest in each property upon which Equity Office recognizes net income in accordance with GAAP.

(b)	Macquarie Office (US) No. 2 Corporation is Equity Office’s partner in these joint ventures and, in the case of 10 & 30 South Wacker, which is owned as a tenancy-in-common, an affiliate of Macquarie Office (US) No. 2 Corporation is Equity Office’s co-tenant.

(c)	Teachers Insurance and Annuity Association of America (TIAA) and certain of its affiliates are Equity Office’s partners in these joint ventures.

	For the three months ended December 31,		For the years ended December 31,
	2005	2004	2005	2004
	(Dollars in thousands)
Unconsolidated Joint Ventures
Equity Office’s share of:
Net income	$20,114	$12,675	$68,996	$50,304

Interest expense and loan cost amortization	$6,668	$4,673	$22,015	$21,319

Depreciation and amortization (real estate related)	$13,268	$13,417	$50,823	$46,621

Gain on sale of real estate	$9,093	—	$26,499	—

Equity Office Properties Trust
Developments
December 31,2005

					Costs	Total	Current
	Estimated Placed in		Number of	Square	Incurred To	Estimated	Percentage
Property	Service Date (a)	Location	Buildings	Feet	Date (b)	Costs (c)	Leased

				(Dollars in thousands)
Summit at Douglas Ridge II	Q2 2005	Roseville, CA	1	93,349	$20,378	$23,806	35%
Kruse Oaks II (d)	Q4 2006	Portland, OR	1	107,000	4,922	20,923	0%
Bridge Pointe Corporate Center III	Q4 2006	San Diego, CA	2	150,000	11,712	35,967	0%
1095 Avenue of the Americas (e)	Q3 2007	New York, NY	1	1,028,083	508,512	849,753	(e )
Foundry Square I (Barclays)	Q4 2007	San Francisco, CA	1	335,890	12,481	145,564	96%
City Center Plaza West	Q1 2008	Bellevue, WA	1	559,400	13,043	188,025	0%

Total			7	2,273,722	$571,048	$1,264,038	16%

(a)	The Estimated Placed in Service Date represents the date the certificate of occupancy was or is currently anticipated to be obtained. Subsequent to obtaining the certificate of occupancy, the property is expected to undergo a lease-up period.

(b)	The costs incurred to date are presented in the financial statements as follows:

Developments in process	$560,129
Deferred leasing costs and other related intangibles recorded at acquisition	10,919

Total costs incurred to date	$571,048

(c)	The Total Estimated Costs represent 100% of the development’s estimated costs, including the acquisition cost of the land and building, if any. The Total Estimated Costs are subject to change upon, or prior to, the completion of the development and include amounts required to lease the property.

(d)	The land underlying this development is owned by a third party which Equity Office leases under a ground lease agreement.

(e)	On September 29, 2005, Equity Office acquired 79%, or 1,028,083 square feet, of 1095 Avenue of the Americas. Verizon, the sole tenant, occupied 96.8% of the property at acquisition. Verizon will be moving out in phases throughout 2006. Equity Office will redevelop the property as Verizon vacates the premises, and Equity Office anticipates the redevelopment to be completed in Q3 2007.
In addition to the developments described above, Equity Office owns or has under option various land parcels available for development. These developments will be impacted by the timing and likelihood of success of the entitlement processes, both of which are uncertain. These various sites include, among others: Russia Wharf, Boston, MA; Reston Town Center, Reston, VA; Prominence in Buckhead, Atlanta, GA; Perimeter Center, Atlanta, GA; Tabor Center, Denver, CO; Bridge Pointe Corporate Center, San Diego, CA; La Jolla Centre, San Diego, CA; Orange Center, Orange, CA; Skyport Plaza, San Jose, CA; Station Landing, Walnut Creek, CA; 8th Street, Bellevue, WA; 175 Wyman, Waltham, MA; Parkshore Plaza, Folsom, CA; Commerce Plaza, Oakbrook, IL; and First & Main, Portland, OR.
There are no unconsolidated joint venture properties under development as of December 31, 2005.

Equity Office Propereties Trust
Fixed and Variable Rate Consolidated Debt

	December 31, 2005	December 31, 2004	Change
	(Dollars in thousands)
Balance (includes discounts and premiums)
Fixed rate:
Mortgage debt	$1,988,377	$2,502,871	$(514,494)
Unsecured notes	8,787,620	8,439,016	348,604

Total	10,775,997	10,941,887	(165,890)

Variable rate:
Mortgage debt	175,821	106,196	69,625
Unsecured notes and lines of credit (a)	1,876,000	1,761,376	114,624

Total	2,051,821	1,867,572	184,249

Total	$12,827,818	$12,809,459	$18,359

Percent of total debt
Fixed rate	84.0%	85.4%	-1.4%
Variable rate (a)	16.0%	14.6%	1.4%

Total	100.0%	100.0%	0.0%

Effective interest rate at end of period
Fixed rate:
Mortgage debt	7.01%	7.80%	-0.79%
Unsecured notes	6.80%	6.87%	-0.07%

Effective interest rate	6.84%	7.09%	-0.25%

Variable rate:
Mortgage debt	5.17%	5.53%	-0.36%
Unsecured notes and lines of credit	5.02%	3.75%	1.27%

Effective interest rate	5.03%	3.85%	1.18%

Total	6.55%	6.61%	-0.06%

(a)	The variable rate debt as of December 31, 2004 included $1.0 billion of fixed rate unsecured notes that were converted to variable rates through several interest rate swaps entered into in March 2004. These swaps were terminated at different times during the twelve months ended December 31, 2005. The interest rates for the remaining variable rate debt are based on various spreads over LIBOR.

Equity Office Properties Trust
Debt Summary
December 31, 2005

	Coupon	Effective		Maturity	Due at	Years to
Consolidated Property Debt:	Rate	Rate (a)	Principal Balance	Date	Maturity	Maturity

			(Dollars in thousands)
Secured Fixed Rate Debt
Bayhill Office Center	8.35%	7.94%	$47,091	12/01/06	$45,751
Bayhill Office Center	6.90%	6.90%	37,935	12/01/06	37,422
Reston Town Center	8.00%	8.00%	82,766	01/01/07	81,194
Reston Town Center	6.90%	6.90%	28,451	01/01/07	28,030
E.J. Randolph	8.19%	8.19%	13,273	01/01/07	12,935
Northridge I	8.19%	8.19%	12,033	01/01/07	11,728
Shorebreeze I and II	4.19%	5.43%	22,149	03/01/07	21,476
Westbrook Corporate Center	8.00%	8.00%	91,213	05/01/07	87,844
Wilshire Palisades	6.45%	6.45%	38,375	07/01/08	36,854
11111 Sunset Hills Road	6.12%	4.97%	22,361	07/11/08	21,584
Corporate 500 Centre	6.66%	7.98%	80,006	11/01/08	80,006
Bayside Plaza	7.26%	7.62%	13,883	08/15/09	12,435
Centerside II	7.26%	7.72%	21,576	08/15/09	19,325
700 North Brand	7.26%	7.88%	23,964	08/15/09	21,464
Golden Bear Center	7.26%	7.72%	18,216	08/15/09	16,316
Bixby Ranch	7.26%	7.62%	25,378	08/15/09	22,731
One Memorial	7.26%	7.88%	56,151	08/15/09	50,293
SunAmerica Center	7.94%	7.94%	198,349	10/01/09	187,855
Peninsula Office Park	7.23%	7.78%	78,634	11/01/09	70,026
Embarcadero Place	7.23%	7.78%	34,039	11/01/09	30,313
201 California Street	7.23%	7.96%	39,609	11/01/09	35,363
Tower 56	7.23%	7.87%	22,329	11/01/09	19,884
125 Summer Street	7.23%	8.12%	70,351	11/01/09	62,649
Washington Mutual Tower	4.55%	4.56%	79,250	06/01/10	79,250
Park Avenue Tower / 850 Third Avenue	8.47%	8.51%	180,490	06/30/10	180,000
The Plaza at La Jolla Village	6.87%	7.50%	75,727	01/10/11	69,608
Redwood Business Park I	7.41%	5.87%	10,370	08/01/11	9,542
Redwood Business Park II	7.41%	5.86%	18,193	08/01/11	16,740
Redwood Business Park III	7.46%	5.95%	15,068	08/01/11	13,875
Redwood Business Park IV	7.41%	5.92%	8,178	08/01/11	7,525
Redwood Business Park V	7.41%	5.85%	6,427	08/01/11	5,914
1300 North 17th Street	5.81%	5.85%	47,556	01/01/13	41,212
1300 North 17th Street	6.03%	6.07%	32,100	01/01/13	28,837
Waterfall Towers	6.08%	5.58%	7,722	01/01/13	6,813
Santa Monica Business Park	9.88%	7.36%	6,152	12/10/13	—
Parkpoint Business Center	5.53%	5.62%	7,413	01/01/15	6,282
1301 Avenue of the Americas	5.37%	5.39%	420,784	01/11/16	420,784

Total / Weighted Average Secured Fixed Rate Debt	6.86%	7.01%	1,993,562		1,899,860	4.9

Secured Variable Rate Debt
1301 Avenue of the Americas LIBOR + 90 bp	5.27%	5.36%	65,821	01/11/09	65,821
Wells Fargo Center LIBOR + 55 bp	4.93%	5.06%	110,000	01/01/11	110,000

Total / Weighted Average Secured Variable Rate Debt	5.06%	5.17%	175,821		175,821	4.3

Net discount on mortgage debt			(5,185)

Total / Weighted Average Secured Debt	6.72%	6.86%	$2,164,198		$2,075,681	4.9

(a)	Includes the effect of settled interest rate protection and interest rate swaps, offering and transaction costs and premiums and discounts.

Equity Office Properties Trust
Debt Summary
December 31, 2005

			Principal			Years to
Unsecured Debt:	Coupon Rate	Effective Rate (a)	Balance	Maturity Date	Due at Maturity	Maturity

			(Dollars in thousands)
Fixed Rate Unsecured Notes
Original Term:
6 Year	8.38%	7.65%	$500,000	03/15/06	$500,000
9 Year	7.44%	7.74%	50,000	09/01/06	50,000
10 Year	7.13%	6.74%	100,000	12/01/06	100,000
9 Year	7.00%	6.80%	1,500	02/02/07	1,500
9 Year	6.88%	6.83%	25,000	04/30/07	25,000
9 Year	6.76%	6.76%	300,000	06/15/07	300,000
10 Year	7.41%	7.70%	50,000	09/01/07	50,000
7 Year	7.75%	7.91%	600,000	11/15/07	600,000
10 Year	6.75%	6.97%	150,000	01/15/08	150,000
10 Year	6.75%	7.01%	300,000	02/15/08	300,000
10 Year	6.80%	6.94%	500,000	01/15/09	500,000
10 Year	7.25%	7.14%	200,000	05/01/09	200,000
11 Year	7.13%	6.97%	150,000	07/01/09	150,000
10 Year	8.10%	8.22%	360,000	08/01/10	360,000
6 Year	4.65%	4.81%	800,000	10/01/10	800,000
10 Year	7.65%	7.20%	200,000	12/15/10	200,000
10 Year	7.00%	6.83%	1,100,000	07/15/11	1,100,000
10 Year	6.75%	7.02%	500,000	02/15/12	500,000
10 Year	5.88%	5.98%	500,000	01/15/13	500,000
10 Year (b)	4.75%	5.54%	1,000,000	03/15/14	1,000,000
20 Year	7.88%	8.08%	25,000	12/01/16	25,000
20 Year	7.35%	8.08%	200,000	12/01/17	200,000
20 Year	7.25%	7.54%	250,000	02/15/18	250,000
30 Year	7.50%	8.24%	150,000	10/01/27	150,000
30 Year	7.25%	7.31%	225,000	06/15/28	225,000
30 Year	7.50%	7.55%	200,000	04/19/29	200,000
30 Year	7.88%	7.94%	300,000	07/15/31	300,000

EOP InterNotes (c)	4.30%	4.56%	75,056	11/15/06 - 10/15/11	75,056

Total / Weighted Average Fixed Rate Unsecured Notes	6.67%	6.80%	8,811,556		8,811,556	6.7

Variable Rate Unsecured Notes
6 Year LIBOR + 60 bp	4.65%	4.78%	200,000	10/01/10	200,000
10 Year LIBOR + 77.5 bp	5.17%	5.27%	45,000	05/27/14	45,000

Total / Weighted Average Varibale Rate Unsecured Notes	4.75%	4.87%	245,000		245,000	5.4

Net discount on unsecured notes			(23,936)

Total / Weighted Average Unsecured Notes	6.62%	6.75%	$9,032,620		$9,056,556	6.7

(a)	Includes the effect of settled interest rate protection and interest rate swaps, offering and transaction costs and premiums and discounts.

(b)	In March 2004, Equity Office entered into interest rate swap agreements that effectively converted these notes to a variable interest rate based on the 6-month LIBOR rate. $250 million of the interest rate swaps were terminated during June 2005 and the remaining $750 million were terminated in September 2005. The termination of the swaps effectively converted the notes back to a fixed interest rate.

(c)	The rates shown are weighted average rates. The coupon rate on the EOP InterNotes ranges from 3.30% to 5.25%. Including all offering expenses, the all-in effective rates of the EOP InterNotes range from 3.61% to 5.46%.

Equity Office Properties Trust
Debt Summary
December 31, 2005

				Principal			Years to
		Coupon Rate	Effective Rate (a)	Balance	Maturity Date	Due at Maturity	Maturity

				(Dollars in thousands)
Variable Rate Lines of Credit
$750 Million Term Loan Facility	LIBOR + 55 bp	4.86%	4.86%	$750,000	10/13/06	$750,000
$1.25 Billion Revolving Credit Facility	LIBOR + 60 bp plus facility	5.00%	5.20%	881,000	08/03/09	881,000
	fee of 20 bp on $1.25 billion

Total / Weighted Average Variable Rate Lines of Credit		4.94%	5.04%	1,631,000		1,631,000	2.3

Total / Weighted Average Consolidated Fixed Rate Debt		6.71%	6.84%	10,775,997		10,711,416	6.4

Total / Weighted Average Consolidated Variable Rate Debt		4.92%	5.03%	2,051,821		2,051,821	2.8

Total / Weighted Average Consolidated Debt		6.42%	6.55%	12,827,818		12,763,237	5.8

Pro Rata Share of Unconsolidated Joint Venture Debt
Promenade II		7.84%	7.84%	40,320	10/01/06	39,325
Promenade II		6.90%	6.90%	9,484	10/01/06	9,391
Pasadena Towers		6.92%	6.92%	15,153	08/01/08	14,371
1601 Market Street		5.12%	5.12%	6,765	11/11/09	6,765
Bank of America		4.48%	4.48%	97,695	01/04/10	92,877
1700 Market Street		5.35%	5.35%	9,779	11/06/11	7,869
1700 Market Street	LIBOR + 600 bp	10.40%	10.40%	1,353	11/06/11	1,353
75-101 Federal Street		5.05%	5.05%	61,597	11/01/12	52,676
One Post Office Square		5.70%	5.70%	87,329	10/01/13	77,017
Yahoo! Center		5.27%	5.27%	125,000	10/01/15	125,000
SunTrust Center		5.34%	5.34%	19,250	01/01/16	19,250

Total / Weighted Average Pro Rata Share of Unconsolidated Joint Venture Debt		5.48%	5.48%	473,725		445,894	6.5

Total / Weighted Average Consolidated and Pro Rata Share of Unconsolidated Joint Venture Debt		6.39%	6.51%	$13,301,543		$13,209,131	5.9

(a)	Includes the effect of settled interest rate protection and interest rate swaps, offering and transaction costs and premiums and discounts.

Equity Office Properties Trust
Debt Maturity and Mandatorily Redeemable Preferred Shares (a)
December 31, 2005

	Mortgage Debt						Series B
Year	Consolidated	Unconsolidated	Unsecured Notes	Lines of Credit	Total Debt	Effective Rate (b)	Preferred Shares (c)

	(Dollars in thousands)
2006	$83,173	$48,716	$652,924	$750,000	$1,534,813	6.22%	$—
2007	243,207	—	988,543	—	1,231,750	7.52%	—
2008	138,444	14,371	490,376	—	643,191	6.86%	299,497
2009	614,475	6,765	862,475	881,000	2,364,715	6.50%	—
2010	259,250	92,877	1,564,207	—	1,916,334	6.02%	—
2011	233,204	9,222	1,103,031	—	1,345,457	6.67%	—
2012	—	52,676	500,000	—	552,676	6.80%	—
2013	76,862	77,017	500,000	—	653,879	5.95%	—
2014	—	—	1,045,000	—	1,045,000	5.53%	—
2015	6,282	125,000	—	—	131,282	5.29%	—
2016	420,784	19,250	25,000	—	465,034	5.53%	—
2017	—	—	200,000	—	200,000	8.08%	—
2018	—	—	250,000	—	250,000	7.54%	—
2027	—	—	150,000	—	150,000	8.24%	—
2028	—	—	225,000	—	225,000	7.31%	—
2029	—	—	200,000	—	200,000	7.55%	—
2031	—	—	300,000	—	300,000	7.94%	—

Total / Weighted Average	$2,075,681	$445,894	$9,056,556	$1,631,000	$13,209,131	6.51%	$299,497

(a)	Excludes the remaining scheduled principal payments prior to maturity.

(b)	Includes the effect of settled interest rate protection and interest rate swaps, offering and transaction costs and premiums and discounts.

(c)	The 5.25% Series B Preferred Shares are convertible at any time, at the option of the holder, into Common Shares at a conversion price of $35.70 per Common Share (equivalent to a conversion rate of 1.40056 Common Shares for each Series B Preferred Share). The preferred shares are subject to mandatory redemption on February 15, 2008 at a price of $50.00 per share, plus accumulated and unpaid distributions to the redemption date.

Equity Office Properties Trust
Tenant Improvements and Leasing Costs
The amounts shown below represent the total tenant improvements and leasing costs for leases which commenced during the period, regardless of when such costs were actually paid.

	For the three months ended December 31,
	2005			2004
	(Dollars in thousands, except per square foot amounts)
			Total Cost			Total Cost
			per Square			per Square
	Total Costs		Foot Leased	Total Costs		Foot Leased
CONSOLIDATED PROPERTIES:
Office Properties:
Renewals	$15,299		$10.39	$24,687		$13.48

Retenanted
Retenanted — vacant for less than 12 months	43,213		25.25	37,154		19.91
Retenanted — vacant longer than 12 months	34,336		32.95	29,744		24.98

Total Retenanted	77,549		28.16	66,898		21.88

Total / Weighted Average	92,848		21.97	91,585		18.73

UNCONSOLIDATED JOINT VENTURES:
Renewals	711	(a)	10.38	2,536	(a)	34.79

Retenanted
Retenanted — vacant for less than 12 months	4,981		46.77	1,514		26.14
Retenanted — vacant longer than 12 months	2,284		31.27	1,235		32.53

Total Retenanted	7,265	(a)	40.47	2,749	(a)	28.67

Total / Weighted Average	7,976	(a)	32.16	5,285	(a)	31.31

Total / Weighted Average	$100,824		$22.54	$96,870		$19.15

	For the years ended December 31,
	2005			2004
	(Dollars in thousands, except per square foot amounts)
			Total Cost			Total Cost
			per Square			per Square
	Total Costs		Foot Leased	Total Costs		Foot Leased
CONSOLIDATED PROPERTIES:
Office Properties:
Renewals	$107,458		$12.90	$97,214		$11.62

Retenanted
Retenanted — vacant for less than 12 months	160,061		22.71	154,923		21.12
Retenanted — vacant longer than 12 months	100,887		28.91	104,583		28.03

Total Retenanted	260,948		24.76	259,506		23.45

Total / Weighted Average	368,406		19.52	356,720		18.36

UNCONSOLIDATED JOINT VENTURES:
Renewals	2,759	(a)	12.40	12,330	(a)	21.95

Retenanted
Retenanted — vacant for less than 12 months	14,811		36.15	5,399		21.13
Retenanted — vacant longer than 12 months	15,658		46.14	7,177		46.37

Total Retenanted	30,469	(a)	40.68	12,576	(a)	30.65

Total / Weighted Average	33,228	(a)	34.20	24,906	(a)	25.62

Total / Weighted Average	$401,634		$20.24	$381,626		$18.70

(a)	Represents our share of unconsolidated joint ventures tenant improvements and leasing costs for office properties.

Equity Office Properties Trust
Tenant Improvements, Leasing Costs and Capital Improvements
Reconciliation to the Consolidated Statements of Cash Flows
     The information on the prior page includes tenant improvements and leasing costs for leases which commenced during the period shown. The amounts included in the consolidated statements of cash flows represent the cash expenditures made during the period, regardless of when the leases commence. The differences between these amounts represent timing differences between the lease commencement dates and the actual cash expenditures. Capital improvements reflect amounts paid or accrued for the periods shown. The reconciliation between the amounts shown on the prior page for the consolidated properties and the amounts disclosed in the consolidated statements of cash flows is as follows:

	For the three months ended December 31,		For the years ended December 31,
	2005	2004	2005	2004
	(Dollars in thousands)
Capital improvements	$59,069	$42,476	$87,445	$70,594
Tenant improvements and leasing costs
Office properties	92,848	91,585	368,406	356,720
Industrial properties	—	144	—	4,584
Expenditures for corporate furniture, fixtures and equipment, software, leasehold improvements and other	5,476	4,021	22,299	10,726

Subtotal	157,393	138,226	478,150	442,624
Development costs	15,752	8,343	22,424	50,815
Redevelopment costs	—	—		787
Timing differences	(15,207)	153	(7,255)	82,038

Total capital improvements, tenant improvements and leasing costs	$157,938	$146,722	$493,319	$576,264

Selected items from the consolidated statements of cash flows:
Capital and tenant improvements	$128,687	$117,705	$370,595	$453,227
Lease commissions and other costs	29,251	29,017	122,724	123,037

Total	$157,938	$146,722	$493,319	$576,264

Unconsolidated Joint Ventures (a):
Capital improvements	$2,575	$3,577	$6,258	$6,387

(a)	Amounts shown represent Equity Office’s share of unconsolidated joint ventures. All joint ventures are office properties.

Equity Office Properties Trust
Portfolio Summary
December 31,2005

	Total Office Portfolio	Effective Office Portfolio (a)
	Square Feet	Square Feet	% NOI (b)
CBD	47,425,917	40,042,866	45.7%
Suburban	64,083,136	61,665,425	54.3%

Total	111,509,053	101,708,291	100.0%

		Effective Office Portfolio (a)
		CBD				Suburban				Total
				% Square
Market	State	Buildings	Square Feet	Feet	% NOI (b)	Buildings	Square Feet	% Square Feet	% NOI (b)	Buildings	Square Feet	% Square Feet	% NOI (b)
Boston	MA	18	7,759,307	7.6%	10.7%	34	3,847,504	3.8%	3.3%	52	11,606,811	11.4%	14.0%
San Francisco	CA	11	3,747,331	3.7%	4.7%	78	5,677,285	5.6%	6.2%	89	9,424,616	9.3%	10.9%
Los Angeles	CA	2	1,896,244	1.9%	2.2%	46	5,383,766	5.3%	7.3%	48	7,280,010	7.2%	9.5%
New York	NY	7	5,361,421	5.3%	8.9%	—	—	—	—	7	5,361,421	5.3%	8.9%
San Jose	CA	2	643,046	0.6%	0.9%	79	5,842,568	5.7%	7.9%	81	6,485,614	6.4%	8.8%
Seattle	WA	12	3,941,576	3.9%	3.8%	42	4,835,011	4.8%	3.8%	54	8,776,587	8.6%	7.6%
Washington D.C.	DC, VA	10	1,776,776	1.7%	2.7%	18	4,320,007	4.2%	4.9%	28	6,096,783	6.0%	7.6%
Chicago	IL	8	5,376,227	5.3%	4.2%	25	5,066,006	5.0%	2.7%	33	10,442,233	10.3%	6.9%
Atlanta	GA	2	1,602,460	1.6%	2.1%	38	5,425,561	5.3%	2.6%	40	7,028,021	6.9%	4.6%
Orange County	CA	—	—	—	—	32	6,034,128	5.9%	4.5%	32	6,034,128	5.9%	4.5%
Portland	OR	3	868,940	0.9%	0.6%	42	3,295,596	3.2%	2.3%	45	4,164,536	4.1%	2.8%
Denver	CO	7	2,938,945	2.9%	1.7%	8	1,614,820	1.6%	0.7%	15	4,553,765	4.5%	2.4%
Sacramento	CA	1	502,365	0.5%	0.6%	36	1,907,900	1.9%	1.4%	37	2,410,265	2.4%	2.0%
Stamford	CT	—	—	—	—	7	1,654,296	1.6%	1.9%	7	1,654,296	1.6%	1.9%
Oakland-East Bay	CA	—	—	—	—	12	2,330,856	2.3%	1.9%	12	2,330,856	2.3%	1.9%
Austin	TX	4	1,873,585	1.8%	1.3%	11	982,839	1.0%	0.6%	15	2,856,424	2.8%	1.9%
San Diego	CA	—	—	—	—	17	1,874,702	1.8%	1.7%	17	1,874,702	1.8%	1.7%
All Others		5	1,754,643	1.7%	1.4%	5	1,572,580	1.5%	0.8%	10	3,327,223	3.3%	2.2%

Total		92	40,042,866	39.4%	45.7%	530	61,665,425	60.6%	54.3%	622	101,708,291	100%	100%

(a)	Equity Office’s Total Office Portfolio consists of 622 office buildings comprising 111.5 million square feet. Excluding partial interests not owned by Equity Office in certain properties owned in joint ventures, Equity Office’s share of the Total Office Portfolio is approximately 101.7 million square feet and is referred to as the “Effective Office Portfolio”. The Effective Office Portfolio square feet of approximately 101.7 million has not been reduced to reflect Equity Office’s minority interest partners’ share of EOP Partnership. Properties that have been taken out of service and properties under development are not included.

(b)	NOI calculations are based on Equity Office’s share of NOI generated from consolidated and unconsolidated joint ventures and 100% of NOI generated from wholly owned properties owned and in service as of December 31, 2005 for the three months ended December 31,2005.

Equity Office Properties Trust
Total Office Portfolio Data
December 31, 2005

Equity Office Properties Trust
Gross Leasing Summary

	For the three months ended December 31,
	2005	2004
Square feet leased (a)	4,944,362	5,330,014
Weighted average term in years	5.24	5.39
Rental Rates (b)

	GAAP Basis (c)	Cash Basis (d)	GAAP Basis (c)	Cash Basis (d)
Rate on expiring leases	$28.68	$29.83	$27.77	$28.43
Rate on terminated leases	28.20	29.69	24.08	24.61

Rate on expiring and terminated leases	28.59	29.80	26.97	27.60
Rate on new and renewal leases	26.35	25.10	24.52	23.82

Change from expiring and terminated leases	$(2.24)	$(4.70)	$(2.45)	$(3.78)

% Change from expiring and terminated leases	-7.8%	-15.8%	-9.1%	-13.7%

Change from expiring leases only	$(2.33)	$(4.73)	$(3.25)	$(4.61)

% Change from expiring leases only	-8.1%	-15.9%	-11.7%	-16.2%

	For the years ended December 31,
	2005	2004
Square feet leased (a)	21,219,691	22,015,441
Weighted average term in years	5.46	5.49
Rental Rates (b)

	GAAP Basis (c)	Cash Basis (d)	GAAP Basis (c)	Cash Basis (d)
Rate on expiring leases	$28.81	$29.60	$26.68	$27.32
Rate on terminated leases	29.95	31.18	29.09	30.56

Rate on expiring and terminated leases	29.01	29.88	27.14	27.94
Rate on new and renewal leases	26.60	25.55	24.10	23.38

Change from expiring and terminated leases	$(2.41)	$(4.33)	$(3.04)	$(4.56)

% Change from expiring and terminated leases	-8.3%	-14.5%	-11.2%	-16.3%

Change from expiring leases only	$(2.21)	$(4.05)	$(2.58)	$(3.94)

% Change from expiring leases only	-7.7%	-13.7%	-9.7%	-14.4%

(a)	For tenants whose lease term commenced in the period presented.

(b)	The rental rates are presented on an annual weighted-average basis based on square feet.

(c)	These weighted average GAAP rental rates are based on the average annual base rent per square foot over the term of each lease and the current estimated tenant reimbursements, if any.

(d)	These weighted average annual cash rental rates are based on the monthly contractual rent when the lease commenced, expired or terminated multiplied by 12 months. For new and renewal leases, if the monthly contractual rent when the lease commenced is $0 then the rental rate represents the first monthly rent payment due multiplied by 12 months (“Annualized Cash Rent”). The contractual rent amounts include total base rent and estimated expense reimbursements from tenants before any adjustments for rent abatements and contractual increases or decreases in rent. We believe Annualized Cash Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

Equity Office Properties Trust
Occupancy Summary
December 31, 2005

	Square Feet
Market	Occupied	Leased	Vacant	Total	Occupied	Leased	Vacant	Total

Boston	11,575,619	125,666	978,916	12,680,201	91.3%	1.0%	7.7%	100%
San Francisco	8,926,648	205,510	1,100,244	10,232,402	87.2%	2.0%	10.8%	100%
Los Angeles	7,883,981	57,672	468,686	8,410,339	93.7%	0.7%	5.6%	100%
New York	5,155,404	4,327	207,379	5,367,110	96.1%	0.1%	3.9%	100%
San Jose	5,521,167	250,573	713,874	6,485,614	85.1%	3.9%	11.0%	100%
Seattle	9,260,718	109,736	619,232	9,989,686	92.7%	1.1%	6.2%	100%
Washington D.C.	6,235,441	169,571	214,068	6,619,080	94.2%	2.6%	3.2%	100%
Chicago	10,506,997	159,880	1,034,068	11,700,945	89.8%	1.4%	8.8%	100%
Atlanta	6,618,892	33,746	1,080,787	7,733,425	85.6%	0.4%	14.0%	100%
Orange County	5,678,832	53,566	301,730	6,034,128	94.1%	0.9%	5.0%	100%
Portland	3,826,840	54,411	283,285	4,164,536	91.9%	1.3%	6.8%	100%
Denver	4,078,365	23,452	451,948	4,553,765	89.6%	0.5%	9.9%	100%
Sacramento	2,459,431	45,731	107,493	2,612,655	94.1%	1.8%	4.1%	100%
Stamford	1,533,772	4,796	115,728	1,654,296	92.7%	0.3%	7.0%	100%
Oakland-East Bay	2,421,877	23,332	161,132	2,606,341	92.9%	0.9%	6.2%	100%
Austin	2,294,108	97,932	464,384	2,856,424	80.3%	3.4%	16.3%	100%
San Diego	2,064,382	30,597	270,998	2,365,977	87.3%	1.3%	11.5%	100%
All Others	4,843,600	64,313	534,216	5,442,129	89.0%	1.2%	9.8%	100%

Total	100,886,074	1,514,811	9,108,168	111,509,053	90.5%	1.4%	8.2%	100%

	Square Feet
Location	Occupied	Leased	Vacant	Total	Occupied	Leased	Vacant	Total

CBD	43,223,373	449,551	3,752,993	47,425,917	91.1%	0.9%	7.9%	100%
Suburban	57,662,701	1,065,260	5,355,175	64,083,136	90.0%	1.7%	8.4%	100%

Total	100,886,074	1,514,811	9,108,168	111,509,053	90.5%	1.4%	8.2%	100%

Equity Office Properties Trust
25 Largest Tenants
December 31, 2005

		Weighted Average	Percentage of
	Number of	Remaining Lease	Office Portfolio	Aggregate Rentable	Percentage of Aggregate
Largest Tenants (a) (b)	Buildings	Term in Months (c)	Annualized Rent	Square Feet	Occupied Square Feet

General Services Administration	35	46	2.4%	2,587,577	2.6%
Washington Mutual	30	52	1.4%	1,566,039	1.6%
Ogilvy & Mather	1	42	1.2%	587,212	0.6%
Wells Fargo	30	90	1.0%	1,021,256	1.0%
Marsh & McLennan Companies	10	44	1.0%	804,858	0.8%
Cravath, Swaine & Moore LLP	1	44	1.0%	502,253	0.5%
PricewaterhouseCoopers	5	64	0.9%	628,682	0.6%
Wachovia Corporation	29	40	0.8%	753,107	0.7%
HQ Global/Regus	36	43	0.8%	799,356	0.8%
Dewey Ballantine LLP	1	158	0.8%	465,676	0.5%
Xerox	5	65	0.7%	281,186	0.3%
Citigroup Inc.	32	38	0.7%	700,149	0.7%
State Street	5	114	0.7%	445,085	0.4%
Siemens	6	63	0.7%	434,509	0.4%
Booz Allen Hamilton	4	71	0.7%	714,236	0.7%
Ameriquest Mortgage Company	27	44	0.7%	1,019,721	1.0%
Calyon (fka Credit Lyonnais)	1	86	0.6%	363,997	0.4%
Deloitte & Touche LLP	7	74	0.6%	707,930	0.7%
Merrill Lynch	16	55	0.6%	472,669	0.5%
MFS Investment Management	1	86	0.6%	353,665	0.4%
Advanced Micro Devices	1	61	0.5%	175,000	0.2%
Wilmer Cutler Pickering Hale and Dorr LLP	1	90	0.5%	364,209	0.4%
Chicago Mercantile Exchange	2	35	0.5%	455,631	0.5%
AT&T	5	48	0.5%	562,803	0.6%
American International Group (AIG)	9	75	0.5%	454,919	0.5%

Total \ Weighted Average (c)		60	20.6%	17,221,725	17.1%

(a)	Based on annualized rent. Annualized rent is the monthly contractual rent as of the reporting date under existing leases in which occupancy has commenced as of the reporting date multiplied by 12 months (“Annualized Rent”). If the current rent payable is $0, then the first monthly rent payment due under the existing lease is used to calculate annualized rent. The contractual rent amounts include total base rent and estimated expense reimbursements from tenants as of the reporting date before any adjustments for rent abatements and contractual increases or decreases in rent subsequent to December 31, 2005. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

(b)	Actual tenant may be a subsidiary of, or an entity affiliated with, the named tenant.

(c)	Weighted average calculation based on aggregate rentable square feet occupied by each tenant without regard to any early lease termination and/or renewal options.

Equity Office Properties Trust
Lease Expiration Schedule
December 31, 2005
The following schedule is based upon the contractual termination date of the leases, without regard to any lease termination and/or renewal options. Some of our leases are subject to various forms of lease termination options exercisable by tenants. Depending on the form of the option, some of these options may or may not require the payment of a fee and notice period as a condition to exercise. Although it is not possible to predict which tenants are likely to exercise these options, it has been our experience that the greatest incidence of lease termination option exercises occur in markets in which the contractual rents under the lease are significantly higher than current market rents. As a result of these lease termination options, renewal options and other factors, such as tenant insolvencies, the actual termination dates of some portion of the leases may vary from the contractual expiration date set forth in this schedule.

	Year of Expiration
(Dollars in thousands except per square foot amounts)	2006 (a)	2007	2008	2009	2010	2011	2012	2013	2014	2015	Thereafter (e)	Totals

Boston
Square Feet (b)	901,117	1,173,913	1,593,288	1,328,450	1,557,965	454,243	1,095,733	1,425,253	727,593	272,129	1,045,935	11,575,619
% Square Feet (c)	7.1%	9.3%	12.6%	10.5%	12.3%	3.6%	8.6%	11.2%	5.7%	2.1%	8.2%	91.3%
Annualized Rent for occupied square feet (d)	$26,598	$49,148	$57,753	$49,655	$59,448	$18,622	$45,837	$59,454	$26,310	$9,057	$41,630	$443,512
Annualized Rent per occupied square foot (d)	$29.52	$41.87	$36.25	$37.38	$38.16	$41.00	$41.83	$41.71	$36.16	$33.28	$39.80	$38.31

San Francisco
Square Feet (b)	1,124,597	1,278,854	1,411,339	913,602	1,864,124	792,332	432,610	378,371	223,717	296,682	210,420	8,926,648
% Square Feet (c)	11.0%	12.5%	13.8%	8.9%	18.2%	7.7%	4.2%	3.7%	2.2%	2.9%	2.1%	87.2%
Annualized Rent for occupied square feet (d)	$46,398	$43,899	$52,739	$29,202	$74,656	$29,972	$11,847	$11,611	$5,828	$8,863	$13,429	$328,444
Annualized Rent per occupied square foot (d)	$41.26	$34.33	$37.37	$31.96	$40.05	$37.83	$27.38	$30.69	$26.05	$29.87	$63.82	$36.79

Los Angeles
Square Feet (b)	977,496	1,247,266	710,237	777,186	1,032,915	592,383	709,563	536,497	358,284	665,656	276,498	7,883,981
% Square Feet (c)	11.6%	14.8%	8.4%	9.2%	12.3%	7.0%	8.4%	6.4%	4.3%	7.9%	3.3%	93.7%
Annualized Rent for occupied square feet (d)	$35,414	$40,802	$21,910	$21,590	$31,617	$23,136	$23,476	$18,110	$12,621	$20,973	$8,473	$258,122
Annualized Rent per occupied square foot (d)	$36.23	$32.71	$30.85	$27.78	$30.61	$39.06	$33.09	$33.76	$35.23	$31.51	$30.64	$32.74

New York
Square Feet (b)	151,627	179,343	189,327	1,261,182	322,130	437,637	476,698	445,167	114,544	84,009	1,493,740	5,155,404
% Square Feet (c)	2.8%	3.3%	3.5%	23.5%	6.0%	8.2%	8.9%	8.3%	2.1%	1.6%	27.8%	96.1%
Annualized Rent for occupied square feet (d)	$9,096	$9,199	$7,732	$74,582	$14,910	$23,841	$21,225	$24,120	$6,953	$5,950	$73,703	$271,311
Annualized Rent per occupied square foot (d)	$59.99	$51.29	$40.84	$59.14	$46.29	$54.48	$44.53	$54.18	$60.70	$70.83	$49.34	$52.63

San Jose
Square Feet (b)	710,862	775,129	534,178	497,635	962,887	742,373	488,279	129,475	331,712	193,645	154,992	5,521,167
% Square Feet (c)	11.0%	12.0%	8.2%	7.7%	14.8%	11.4%	7.5%	2.0%	5.1%	3.0%	2.4%	85.1%
Annualized Rent for occupied square feet (d)	$23,881	$25,482	$12,935	$14,081	$36,835	$42,932	$32,566	$4,079	$6,512	$6,558	$4,245	$210,106
Annualized Rent per occupied square foot (d)	$33.59	$32.87	$24.21	$28.30	$38.25	$57.83	$66.70	$31.50	$19.63	$33.87	$27.39	$38.05

Seattle
Square Feet (b)	981,173	936,770	1,237,815	1,396,313	1,446,993	561,694	509,514	574,545	429,886	520,697	665,318	9,260,718
% Square Feet (c)	9.8%	9.4%	12.4%	14.0%	14.5%	5.6%	5.1%	5.8%	4.3%	5.2%	6.7%	92.7%
Annualized Rent for occupied square feet (d)	$26,725	$25,230	$30,996	$33,838	$38,314	$13,364	$14,119	$14,936	$9,408	$10,445	$17,161	$234,536
Annualized Rent per occupied square foot (d)	$27.24	$26.93	$25.04	$24.23	$26.48	$23.79	$27.71	$26.00	$21.88	$20.06	$25.79	$25.33

Washington D.C.
Square Feet (b)	489,312	808,707	933,734	662,220	445,135	810,318	359,189	250,325	672,696	556,174	247,631	6,235,441
% Square Feet (c)	7.4%	12.2%	14.1%	10.0%	6.7%	12.2%	5.4%	3.8%	10.2%	8.4%	3.7%	94.2%
Annualized Rent for occupied square feet (d)	$15,364	$23,249	$31,946	$20,944	$17,630	$26,803	$11,390	$8,967	$23,226	$20,837	$9,630	$209,986
Annualized Rent per occupied square foot (d)	$31.40	$28.75	$34.21	$31.63	$39.61	$33.08	$31.71	$35.82	$34.53	$37.46	$38.89	$33.68

Chicago
Square Feet (b)	1,525,507	929,832	1,394,482	983,602	1,242,517	624,781	738,544	534,629	538,670	1,321,163	673,270	10,506,997
% Square Feet (c)	13.0%	7.9%	11.9%	8.4%	10.6%	5.3%	6.3%	4.6%	4.6%	11.3%	5.8%	89.8%
Annualized Rent for occupied square feet (d)	$41,845	$23,826	$41,391	$28,751	$32,878	$15,988	$20,553	$14,590	$13,900	$34,067	$13,880	$281,669
Annualized Rent per occupied square foot (d)	$27.43	$25.62	$29.68	$29.23	$26.46	$25.59	$27.83	$27.29	$25.80	$25.79	$20.62	$26.81

Equity Office Properties Trust
Lease Expiration Schedule
December 31, 2005

	Year of Expiration
(Dollars in thousands except per square foot amounts)	2006 (a)	2007	2008	2009	2010	2011	2012	2013	2014	2015	Thereafter (e)	Totals

Atlanta
Square Feet (b)	1,322,323	693,987	699,975	779,051	1,397,137	456,169	210,650	272,422	338,366	181,853	266,959	6,618,892
% Square Feet (c)	17.1%	9.0%	9.1%	10.1%	18.1%	5.9%	2.7%	3.5%	4.4%	2.4%	3.5%	85.6%
Annualized Rent for occupied square feet (d)	$37,172	$15,576	$13,998	$22,102	$36,313	$9,809	$3,847	$5,729	$6,338	$3,516	$5,171	$159,571
Annualized Rent per occupied square foot (d)	$28.11	$22.44	$20.00	$28.37	$25.99	$21.50	$18.26	$21.03	$18.73	$19.33	$19.37	$24.11

Orange County
Square Feet (b)	970,209	983,647	1,548,406	573,502	677,621	432,283	248,030	170,745	6,536	21,146	46,707	5,678,832
% Square Feet (c)	16.1%	16.3%	25.7%	9.5%	11.2%	7.2%	4.1%	2.8%	0.1%	0.4%	0.8%	94.1%
Annualized Rent for occupied square feet (d)	$26,241	$25,114	$36,531	$14,523	$16,182	$9,797	$6,519	$4,068	$165	$520	$444	$140,104
Annualized Rent per occupied square foot (d)	$27.05	$25.53	$23.59	$25.32	$23.88	$22.66	$26.28	$23.83	$25.24	$24.59	$9.51	$24.67

Portland
Square Feet (b)	491,417	606,095	430,980	604,117	802,776	344,599	113,042	58,517	62,113	61,688	251,496	3,826,840
% Square Feet (c)	11.8%	14.6%	10.3%	14.5%	19.3%	8.3%	2.7%	1.4%	1.5%	1.5%	6.0%	91.9%
Annualized Rent for occupied square feet (d)	$11,551	$14,734	$9,265	$12,755	$15,348	$7,971	$2,333	$1,491	$1,559	$1,295	$4,335	$82,637
Annualized Rent per occupied square foot (d)	$23.51	$24.31	$21.50	$21.11	$19.12	$23.13	$20.64	$25.48	$25.10	$20.99	$17.24	$21.59

Denver
Square Feet (b)	587,911	607,280	607,624	688,442	402,051	292,518	419,764	77,953	221,986	56,783	116,053	4,078,365
% Square Feet (c)	12.9%	13.3%	13.3%	15.1%	8.8%	6.4%	9.2%	1.7%	4.9%	1.2%	2.5%	89.6%
Annualized Rent for occupied square feet (d)	$12,341	$11,617	$11,222	$15,681	$7,685	$5,158	$7,191	$1,472	$5,112	$677	$1,437	$79,593
Annualized Rent per occupied square foot (d)	$20.99	$19.13	$18.47	$22.78	$19.11	$17.63	$17.13	$18.88	$23.03	$11.92	$12.38	$19.52

Sacramento
Square Feet (b)	385,987	534,481	314,406	539,010	253,083	164,180	120,112	25,835	26,448	24,719	71,170	2,459,431
% Square Feet (c)	14.8%	20.5%	12.0%	20.6%	9.7%	6.3%	4.6%	1.0%	1.0%	0.9%	2.7%	94.1%
Annualized Rent for occupied square feet (d)	$10,117	$14,814	$8,006	$13,752	$6,956	$4,583	$3,605	$720	$678	$789	$770	$64,790
Annualized Rent per occupied square foot (d)	$26.21	$27.72	$25.46	$25.51	$27.49	$27.91	$30.01	$27.87	$25.64	$31.92	$10.82	$26.34

Stamford
Square Feet (b)	347,699	127,956	208,819	204,543	202,322	248,198	103,236	33,318	44,765	—	12,916	1,533,772
% Square Feet (c)	21.0%	7.7%	12.6%	12.4%	12.2%	15.0%	6.2%	2.0%	2.7%	—%	0.8%	92.7%
Annualized Rent for occupied square feet (d)	$11,020	$4,717	$7,148	$6,962	$6,830	$8,485	$3,379	$1,011	$1,368	$—	$—	$50,920
Annualized Rent per occupied square foot (d)	$31.69	$36.86	$34.23	$34.04	$33.76	$34.19	$32.73	$30.34	$30.56	$—	$—	$33.20

Oakland-East Bay
Square Feet (b)	388,484	291,343	475,527	381,256	310,442	143,047	24,073	368,749	13,500	7,066	18,390	2,421,877
% Square Feet (c)	14.9%	11.2%	18.2%	14.6%	11.9%	5.5%	0.9%	14.1%	0.5%	0.3%	0.7%	92.9%
Annualized Rent for occupied square feet (d)	$13,303	$8,824	$12,670	$9,142	$7,998	$4,995	$678	$12,509	$348	$137	$—	$70,604
Annualized Rent per occupied square foot (d)	$34.24	$30.29	$26.64	$23.98	$25.76	$34.92	$28.16	$33.92	$25.78	$19.39	$—	$29.15

Austin
Square Feet (b)	197,469	215,161	299,114	140,055	317,998	137,610	326,644	90,726	218,298	144,419	206,614	2,294,108
% Square Feet (c)	6.9%	7.5%	10.5%	4.9%	11.1%	4.8%	11.4%	3.2%	7.6%	5.1%	7.2%	80.3%
Annualized Rent for occupied square feet (d)	$4,716	$5,363	$7,473	$3,256	$6,455	$3,410	$9,456	$1,859	$5,797	$2,790	$5,673	$56,248
Annualized Rent per occupied square foot (d)	$23.88	$24.93	$24.98	$23.25	$20.30	$24.78	$28.95	$20.49	$26.56	$19.32	$27.46	$24.52

San Diego
Square Feet (b)	376,184	155,157	251,580	479,250	421,652	186,827	16,431	—	10,052	130,647	36,602	2,064,382
% Square Feet (c)	15.9%	6.6%	10.6%	20.3%	17.8%	7.9%	0.7%	—%	0.4%	5.5%	1.5%	87.3%
Annualized Rent for occupied square feet (d)	$13,373	$5,063	$8,551	$12,726	$12,500	$5,934	$519	$—	$382	$3,398	$192	$62,638
Annualized Rent per occupied square foot (d)	$35.55	$32.63	$33.99	$26.55	$29.65	$31.76	$31.59	$—	$38.00	$26.01	$5.25	$30.34

Equity Office Properties Trust
Lease Expiration Schedule
December 31, 2005

	Year of Expiration
(Dollars in thousands except per square foot amounts)	2006 (a)	2007	2008	2009	2010	2011	2012	2013	2014	2015	Thereafter (e)	Totals

All Others
Square Feet (b)	968,887	378,800	931,323	710,996	451,404	147,109	246,438	77,833	141,857	163,503	625,450	4,843,600
% Square Feet (c)	17.8%	7.0%	17.1%	13.1%	8.3%	2.7%	4.5%	1.4%	2.6%	3.0%	11.5%	89.0%
Annualized Rent for occupied square feet (d)	$15,456	$7,814	$19,701	$17,327	$10,362	$3,790	$6,070	$1,791	$3,573	$3,623	$18,531	$108,038
Annualized Rent per occupied square foot (d)	$15.95	$20.63	$21.15	$24.37	$22.96	$25.76	$24.63	$23.01	$25.19	$22.16	$29.63	$22.31

Total Portfolio
Square Feet (b)	12,898,261	11,923,721	13,772,154	12,920,412	14,111,152	7,568,301	6,638,550	5,450,360	4,481,023	4,701,979	6,420,161	100,886,074
% Square Feet (c)	11.6%	10.7%	12.4%	11.6%	12.7%	6.8%	6.0%	4.9%	4.0%	4.2%	5.8%	90.5%
Annualized Rent for occupied square feet (d)	$380,611	$354,471	$391,967	$400,869	$432,917	$258,590	$224,610	$186,517	$130,078	$133,495	$218,705	$3,112,830
Annualized Rent per occupied square foot (d)	$29.51	$29.73	$28.46	$31.03	$30.68	$34.17	$33.83	$34.22	$29.03	$28.39	$34.07	$30.85

(a)	640,783 square feet expiring in 2006 is from month to month leases.

(b)	Represents occupied square feet of expiring leases as of the reporting date.

(c)	Represents occupied square feet of expiring leases in the market divided by the market’s total building square feet.

(d)	Annualized rent is the monthly contractual rent as of the reporting date under existing leases in which occupancy has commenced as of the reporting date multiplied by 12 months (“Annualized Rent”). If the current rent payable is $0, then the first monthly rent payment due under the existing lease is used to calculate annualized rent. The contractual rent amounts include total base rent and estimated expense reimbursements from tenants as of the reporting date before any adjustments for rent abatements and contractual increases or decreases in rent subsequent to December 31, 2005. Total rent abatements for leases in which occupancy has commenced as of the reporting date for the period from January 1, 2006 to December 31, 2006 are approximately $30.8 million. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

(e)	EOP management offices and owner-building use space totaling 796,991 square feet is included in square feet, however, the rent per square foot is $0.

Equity Office Properties Trust
Rent Expiration by Market 2006 to 2008
December 31, 2005

	Percentage of Total Annualized Rent Associated with Expiring Leases (a)
Market	2006	2007	2008	Total

Boston	0.85%	1.58%	1.86%	4.29%
San Francisco	1.49%	1.41%	1.69%	4.60%
Los Angeles	1.14%	1.31%	0.70%	3.15%
New York	0.29%	0.30%	0.25%	0.84%
San Jose	0.77%	0.82%	0.42%	2.00%
Seattle	0.86%	0.81%	1.00%	2.66%
Washington D.C.	0.49%	0.75%	1.03%	2.27%
Chicago	1.34%	0.77%	1.33%	3.44%
Atlanta	1.19%	0.50%	0.45%	2.14%
Orange County	0.84%	0.81%	1.17%	2.82%
Portland	0.37%	0.47%	0.30%	1.14%
Denver	0.40%	0.37%	0.36%	1.13%
Sacramento	0.32%	0.48%	0.26%	1.06%
Stamford	0.35%	0.15%	0.23%	0.74%
Oakland-East Bay	0.43%	0.28%	0.41%	1.12%
Austin	0.15%	0.17%	0.24%	0.56%
San Diego	0.43%	0.16%	0.27%	0.87%
All Others	0.50%	0.25%	0.63%	1.38%

Total	12.23%	11.39%	12.59%	36.21%

(a)	Annualized rent is the monthly contractual rent as of the reporting date under existing leases in which occupancy has commenced as of the reporting date multiplied by 12 months (“Annualized Rent”). If the current rent payable is $0, then the first monthly rent payment due under the existing lease is used to calculate annualized rent. The contractual rent amounts include total base rent and estimated expense reimbursements from tenants as of the reporting date before any adjustments for rent abatements and contractual increases or decreases in rent subsequent to December 31, 2005. Total rent abatements for leases in which occupancy has commenced as of the reporting date for the period from January 1, 2006 to December 31, 2006 are approximately $30.8 million. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

Equity Office Properties Trust
Lease Distribution by Size
December 31, 2005

		Percentage of Total		Percentage of Total	Annualized Rent
	Total Occupied	Office Portfolio	Annualized Rent (in	Office Portfolio	per Occupied
Square Feet	Square Feet (a)	Occupied Square Feet	thousands) (b)	Annualized Rent (b)	Square Foot (b)

2,500 or Less	4,763,468	4.8%	$129,013	4.1%	$27.08
2,501 - 5,000	7,896,089	7.9%	212,856	6.8%	26.96
5,001 - 7,500	6,387,709	6.4%	175,692	5.6%	27.50
7,501 - 10,000	5,042,521	5.0%	141,166	4.5%	28.00
10,001 - 20,000	14,350,468	14.3%	411,406	13.2%	28.67
20,001 - 40,000	16,355,309	16.3%	501,731	16.1%	30.68
40,001 - 60,000	9,868,096	9.9%	301,527	9.7%	30.56
60,001 - 100,000	10,360,158	10.4%	329,344	10.6%	31.79
100,001 or Greater	25,065,265	25.0%	910,095	29.2%	36.31

Total / Weighted Average	100,089,083	100.0%	$3,112,830	100.0%	$30.85

(a)	Total net rentable square feet for office properties is as follows:

	Square Feet	Percent of Total

Occupied by tenants	100,089,083	89.8%
Used for EOP management offices and owner building use space	796,991	0.7%

Total occupied square feet	100,886,074	90.5%
Leased and unoccupied square feet	1,514,811	1.4%
Unleased square feet	9,108,168	8.2%

Total rentable square feet	111,509,053	100.0%

(b)	Annualized rent is the monthly contractual rent as of the reporting date under existing leases in which occupancy has commenced as of the reporting date multiplied by 12 months (“Annualized Rent”). If the current rent payable is $0, then the first monthly rent payment due under the existing lease is used to calculate annualized rent. The contractual rent amounts include total base rent and estimated expense reimbursements from tenants as of the reporting date before any adjustments for rent abatements and contractual increases or decreases in rent subsequent to December 31, 2005. Total rent abatements for leases in which occupancy has commenced as of the reporting date for the period from January 1, 2006 to December 31, 2006 are approximately $30.8 million. We believe Annualized Rent is a useful measure because this information can be used for comparison to current market rents as published by various third party sources.

Equity Office Properties Trust
Distribution by Industry
December 31, 2005

			Percentage of Office
		Occupied	Portfolio Occupied
NAICS Code	Classification	Square Feet	Square Feet

541	Professional, Scientific and Technical Services	33,288,197	33.0	%(a)
521-525	Finance and Insurance	27,545,967	27.3	%(b)
511-514	Information	8,553,870	8.5	%(c)
311-339	Manufacturing	4,916,942	4.9%
921-928	Public Administration	4,133,580	4.1%
561-562	Administrative and Support and Waste Management and Remediation Services	3,189,313	3.2%
531-533	Real Estate, Rental and Leasing	2,640,279	2.6%
441-454	Retail Trade	2,003,285	2.0%
621-624	Health Care and Social Assistance	1,778,839	1.8%
811-824	Other Services (except Public Administration)	1,710,733	1.7%
711-713	Arts, Entertainment and Recreation	1,476,606	1.5%
421-422	Wholesale Trade	1,284,214	1.3%
721-722	Accommodation and Food Services	1,285,576	1.3%
611	Educational Services	1,209,905	1.2%
Other	Other	5,868,768	5.8%

Total		100,886,074	100.0%

(a) Professional, Scientific and Technical Services includes the following:
5411	Legal Services	14,100,374	14.0%
5412	Accounting, Tax Preparation, Bookkeeping and Payroll Services	2,700,133	2.7%
5413	Architectural, Engineering, and Related Services	1,925,020	1.9%
5415	Computer Systems Design and Related Services	5,401,367	5.4%
5416	Management, Scientific and Technical Consulting Services (Marketing Consulting Services)	6,330,300	6.3%
	Other Professional, Scientific and Technical Services	2,831,003	2.8%

	Total Professional, Scientific and Technical Services	33,288,197	33.0%

(b) Finance and Insurance includes the following:
523	Securities, Commodity Contracts and Other Financial Investments and Related Activities	536,037	0.5%
524	Insurance Carriers and Related Activities	6,688,184	6.6%
5221	Depository Credit Intermediation (Banks, S&Ls, Credit Unions)	6,210,197	6.2%
	Other Finance and Insurance	14,111,549	14.0%

	Total Finance and Insurance	27,545,967	27.3%

(c) Information includes the following:
511	Publishing Industries	4,199,247	4.2%
5133	Telecommunications	2,515,497	2.5%
	Other Information	1,839,126	1.8%

	Total Information	8,553,870	8.5%

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating this document and the outlook of Equity Office include, but are not limited to, changes in economic, business and competitive conditions, and other factors affecting the operation of the business of Equity Office. These and other risks and uncertainties are detailed from time to time in Equity Office’s filings with the SEC, including its Form 8-K filed on May 20, 2005. Equity Office is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.